              As filed with the Securities and Exchange Commission.


                                                       '33 Act File No. ________

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

                   REGISTRATION STATEMENT UNDER THE SECURITIES
                                   ACT OF 1933

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                      OHIO
         (State or other jurisdiction of incorporation or organization)

                                       63
            (Primary Standard Industrial Classification Code Number)


                                   31-1000740
                      (IRS Employer Identification Number)


                   ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215
             (Principal Executive Offices of Registrant) (Zip Code)

    PATRICIA R. HATLER, SECRETARY, ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215
                            TELEPHONE: (614) 249-7111
        (Name, address, zip code, telephone number of agent for service)


        Approximate date of proposed sale to the public: November 1, 2000
                                                         ----------------


If any securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ X ]


                        CALCULATION OF REGISTRATION FEE

Title of each class of                   Proposed Maximum    Proposed Maximum
  securities to be       Amount to be   offering price per  aggregate offering      Amount of
    registered            registered          unit                price          registration fee
Interests under
variable annuity
contracts                     *                *               $50,000,000            $13,200


* The maximum aggregate offering price is estimated for the purpose of determining a registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in specified amounts or units.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY


                              Cross Reference Sheet

                     Pursuant to Regulation S-K, Item 501(b)

                                                                                                       Caption in
         Form S-1 Item No. and Caption                                                                 Prospectus
1.       Forepart of the Registration Statement and
         Outside Front Cover of Prospectus..........................................................Outside Front Cover

2.       Inside Front and Outside Back Cover
         Table of Contents ..........................................................................Inside Front Cover


3.       Summary Information, Risk Factors and
         Ratio of Earnings to Fixed Charges.........................................................Summary Information
                                                                                        (Not applicable with respect to
                                                                                    ratio of earnings to fixed charges)

4.       Use of Proceeds    ................................................................................Investments

5.       Determination of Offering Price.................................................................Not Applicable

6.       Dilution........................................................................................Not Applicable

7.       Selling Security Holders   .....................................................................Not Applicable

8.       Plan of Distribution............................................................... Variable Annuity Contracts
                                                                                           and the Distribution of GTOs

9.       Description of Securities to be Registered..........................Description of the Guaranteed Term Options

10.      Interests of Named Experts and Counsel..........................................................Not Applicable

11.      Information with Respect to Registrant..............................................................Nationwide

12.      Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities..................................................Not Applicable

                             GUARANTEED TERM OPTIONS
                   Under Variable Annuity Contracts Issued by
                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
                              One Nationwide Plaza
                              Columbus, Ohio 43215
                            Telephone: 1-800-238-3035
                The date of this Prospectus is November 1, 2000.



THIS PROSPECTUS MUST BE READ ALONG WITH THE APPROPRIATE VARIABLE ANNUITY PROSPECTUS AND THE PROSPECTUSES DESCRIBING THE UNDERLYING MUTUAL FUND INVESTMENT OPTIONS. ALL OF THESE PROSPECTUSES SHOULD BE READ CAREFULLY AND MAINTAINED FOR FUTURE REFERENCE.


This prospectus describes investment options referred to as Guaranteed Term Options ("GTOs"), offered by Nationwide Life and Annuity Insurance Company ("Nationwide"). The GTOs are available under certain variable annuity contracts issued by Nationwide. Generally, the variable annuity contracts offered by Nationwide provide an array of underlying mutual fund investment options, to which the contract owner allocates his or her purchase payments. The GTOs are separate, guaranteed interest investment options available under variable annuity contracts.


GTOs provide for guaranteed interest rates to be credited over specified durations (referred to as "Guaranteed Terms"). Three (3), five (5), seven (7) and ten (10) year GTOs are available. The Specified Interest Rate is guaranteed to be credited for the duration of the Guaranteed Term on a daily basis, resulting in a guaranteed annual effective yield unless a withdrawal from the GTO occurs for any reason prior to the expiration of the Guaranteed Term. Different interest rates apply to each GTO and are determined and guaranteed by Nationwide in its sole discretion.

GTOs will produce a guaranteed annual effective yield at the Specified Interest Rate SO LONG AS AMOUNTS INVESTED ARE NEITHER WITHDRAWN NOR TRANSFERRED PRIOR TO THE END OF THE GUARANTEED TERM. IN THE EVENT OF A TRANSFER FOR ANY REASON PRIOR TO THE EXPIRATION OF THE GUARANTEED TERM, THE AMOUNT TRANSFERRED WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT.

Variable annuity prospectuses in which the GTOs are offered describe certain charges and deductions which may apply to the GTOs. A more detailed discussion of these charges and deductions, as they relate to particular variable annuity contracts, is contained in the variable annuity prospectuses.

The minimum amount that may be allocated to a GTO is $1,000.


Nationwide established the Nationwide Multiple Maturity Separate Account-A on March 1, 1995, pursuant to Ohio law, to aid in reserving and accounting for GTO obligations. However, all of the general assets of Nationwide are available for the purpose of meeting the guarantees of the GTOs. Amounts allocated to the GTOs are generally invested in fixed income investments purchased by Nationwide. Variable annuity Contract Owners allocating amounts to a GTO have no claim against any assets of Nationwide, including assets held in the Nationwide Multiple Maturity Separate Account-A.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE GTOS DESCRIBED IN THIS PROSPECTUS MAY NOT BE AVAILABLE IN ALL STATE JURISDICTIONS AND, ACCORDINGLY, REPRESENTATIONS MADE IN THIS PROSPECTUS DO NOT CONSTITUTE AN OFFERING IN SUCH JURISDICTIONS.

TABLE OF CONTENTS

GLOSSARY.............................................
INFORMATION ABOUT THE GTOS...........................
     1.  General.....................................
     2.  The Specified Interest Rate.................
     3.  The Investment Period.......................
     4.  Guarantee Terms.............................
     5.  GTOs at Maturity............................
     6.  The Market Value Adjustment ................
         A.   General Information Regarding the
              Market Value Adjustment................
         B.   Constant Maturity Treasury Rates.......
         C.   The Market Value Adjustment
                Formula..............................
     7.  Contract Charges............................
     8.  GTOs at Annuitization.......................
INVESTMENTS..........................................
CONTRACTS AND THE DISTRIBUTION
(MARKETING) OF THE GTOS..............................
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY........
      1. Business....................................
         A.   Organization...........................
         B.   Description of the Business............
         C.   Business Segments......................
         D.   Ratings................................
         E.   Competition............................
         F.   Regulation.............................
         G.   Employees..............................
      2. Properties..................................
      3. Legal Proceedings...........................
      4. Market for Nationwide Life Insurance
         Company's Common Stock and
         Related Shareholder Matters.................
      5. Consolidated Financial Statements and
         Supplementary Data..........................
      6. Selected Financial Data.....................
      7. Management's Discussion and Analysis of
         Financial Condition and Results of
         Operations..................................
         Introduction................................
         A.  Results of Operations...................
               (i)      Revenues.....................
               (ii)     Benefits and Expenses........
               (iii)    Sales Information............
         B.  Business Segments ......................
               (i)      Variable Annuities...........
               (ii)     Fixed Annuities..............
               (iii)    Life Insurance...............
               (iv)     Corporate and Other..........
         C.  Quantitative and Qualitative Disclosures
               About Market Risk.....................
               (i)      Market Risk Sensitive
                        Financial Instruments........
               (ii)     Interest Rate Risk...........
               (iii)    Asset/Liability Management
                        Strategies to Manage Interest
                        Rate Risk....................
               (iv)     Characteristics of Interest
                        Rate Financial Instruments...
               (v)      Equity Market Risk...........
     8.  Directors and Executive Officers............
     9.  Executive Compensation......................
         A.   Compensation...........................
         B.   Executive Incentive Plans..............
         C.   Management Incentive Plan..............
         D.   Performance Incentive Plan.............
         E.   Deferred Compensation Program..........
         F.   Savings Plan...........................
         G.   Supplemental Defined Contribution Plan.
         H.   Long-Term Equity Compensation
              Plan...................................
         I.   Stock Options and Stock Appreciation
              Rights.................................
         J.   Options/SARs Exercises and
              Holdings ..............................
         K.   Pension Plans..........................
               (i)      Retirement Plan..............
               (ii)     Excess and Supplemental
                              Plans..................
     10. Compensation Committee Joint Report on
         Executive Compensation......................
         A.   Introduction...........................
         B.   Compensation Philosophy and
              Objectives.............................
         C.   Elements of 1999 Executive
              Compensation...........................
         D.   Base Salaries..........................
         E.   Annual Incentive Compensation..........
         F.   Long-Term Incentive
              Compensation...........................
               (i)      Long-Term Equity
                              Compensation Plan......
         G.   Compensation of the Chief Executive
              Officer................................
         H.   Policy on Deductibility of
              Compensation...........................
               (i)      Nationwide Financial Services
                        Corporation Committee........
               (ii)     Nationwide Life Insurance
                        Company Compensation.........
                        Committee....................
     11. Exhibits, Financial Statements, Schedules
         and Reports.................................

GLOSSARY

CONSTANT MATURITY TREASURY RATE- The rate of interest used in the Market Value Formula. Constant Maturity Treasury Rates for maturity durations of 1, 2, 3, 5, 7 and 10 years are declared regularly by the Federal Reserve Board.

GUARANTEED TERM OPTION ("GTO")- An investment option offered under the Contracts which provides a Specified Interest Rate over Guaranteed Terms, so long as certain conditions are met.

GUARANTEED TERM- The period corresponding to a 3, 5, 7 or 10 year GTO. Amounts allocated to a GTO will be credited with a Specified Interest Rate over the corresponding guaranteed term, so long as such amounts are not distributed from the GTO prior to the Maturity Date. Because every guaranteed term will end on the final day of a calendar quarter, the guaranteed term may last for up to 3 months beyond the 3, 5, 7 or 10 year anniversary of the allocation to the GTO.

MARKET VALUE ADJUSTMENT- The upward or downward adjustment in value of amounts allocated to a GTO which are withdrawn from the GTO for any reason prior to the Maturity Period.

MATURITY DATE- The date on which a GTO matures. The date will be the last day of the calendar quarter during the third, fifth, seventh or tenth anniversary on which amounts are allocated to a 3, 5, 7 or 10 year GTO, respectively.

MATURITY PERIOD- The period during which the value of amounts allocated under a GTO may be distributed without any Market Value Adjustment. The Maturity Period will begin on the day following the Maturity Date and will end on the thirtieth day after the Maturity Date.

SPECIFIED INTEREST RATE- The Specified Interest Rate is the interest rate guaranteed to be credited to amounts allocated to a GTO so long as the allocations are not distributed for any reason prior to the Maturity Period.

SPECIFIED VALUE- The amount of a GTO allocation, plus interest accrued at the Specified Interest Rate minus surrenders, transfers and any other amounts distributed. The Specified Value is subject to a Market Value Adjustment at all times other than during the Maturity Period.

INFORMATION ABOUT THE GTOs

1.   GENERAL

     GTOs are guaranteed interest rate investment options available under certain variable annuity contracts issued by Nationwide. There are four different GTOs available: a 3 year GTO; a 5 year GTO; a 7 year GTO; and a 10 year GTO. A GTO may be purchased through purchase payments made under those variable annuity contracts which offer GTOs, or through transfers from other investment options also available under such contracts. Not all of the variable annuity contracts issued by Nationwide offer GTOs, nor are GTOs available in every state jurisdiction. If GTOs are available under a variable annuity, the prospectus for the variable annuity and this prospectus must be read together.

     The guarantees associated with the GTOs are borne exclusively by and are legal obligations of Nationwide. A separate account, authorized and created in accordance with of Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the GTOs. The assets of the separate account are owned by Nationwide. Contract owners with GTOs have no claim against the assets of the separate account, maintain no interest in the separate account and do not participate in the investment experience of the separate account.

     GTOs provide for a guaranteed interest rate (the "Specified Interest Rate"), to be credited as long as any amount allocated to the GTO is not distributed for any reason prior to the Maturity Date of the GTO. Each GTO has a Guarantee Term. Generally, a 3 year GTO offers guaranteed interest at a Specified Interest Rate over 3 years, a 5 year GTO offers guaranteed interest at a Specified Interest Rate over 5 years, and so on. Because every GTO will mature on the last day of a calendar quarter, the Guaranteed Term of a GTO may extend for up to 3 months beyond the 3, 5, 7 or 10 year anniversary of allocations made to 3, 5, 7 or 10 year GTOs, respectively.

     Amounts allocated to a GTO will be credited at the Specified Interest Rate for the duration of the Guaranteed Term associated with the GTO. Specified Interest Rates for each GTO are declared periodically at the sole discretion of Nationwide. The Investment Period is the period of time during which declared Specified Interest Rates will be effective for new allocations. Investment Periods will typically last for one month, but may be longer or shorter depending on interest rate fluctuations in financial markets. During any particular Investment Period, any transfer allocation or new purchase payment allocation to a GTO will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Term of the GTO (see "Specified Interest Rates and Guaranteed Terms").

     The Specified Interest Rate will be credited daily to amounts allocated to a GTO, providing an annual effective yield. The Specified Interest Rate will continue to be credited as long as allocations remain in the GTO until the Maturity Date. However, any surrenders, transfers or withdrawals for any reason prior to the Maturity Date will be subject to a Market Value Adjustment.

     The Market Value Adjustment is accomplished through the use of the Market Value Adjustment Factor, derived by the Market Value Adjustment Formula, which is multiplied by the part of the Specified Value being withdrawn or transferred, resulting in either an increase or a decrease in the amount of the withdrawal or transfer. The Market Value Adjustment formula reflects the relationship between three factors:

         (1) the Constant Maturity Treasury Rate for the period coinciding with the Guaranteed Term of the GTO at investment;

         (2) the Constant Maturity Treasury Rate for the number of years remaining in a Guaranteed Term when the surrender, transfer or other withdrawal from the GTO occurs; and

         (3) the number of days remaining in the Guaranteed Term of the GTO.

     Generally, the Market Value Adjustment formula approximates the relationship between prevailing interest rates at the time of the GTO allocation, prevailing interest rates at time of transfer or surrender and the amount of time remaining in a Guaranteed Term (see "The Market Value Adjustment").

     Variable annuity contract owners having GTOs with Maturity Dates coinciding with the end of the calendar quarter will be notified of the impending expiration of the GTO at least 15 days and at most 30 days prior to the end of each calendar quarter. Contract owners will then have the option of directing the withdrawal or transfer of the GTO, during the Maturity Period, without application of any Market Value Adjustment. However, any transfers from the GTO during this period may be subject to a contingent deferred sales charge, assessed by the variable annuity contract.

     If no direction is received by the thirtieth day following the Maturity Date, amounts in the GTO will be automatically transferred (with no Market Value Adjustment) to the available money market sub-account available in the variable annuity. For the period commencing with the first day after the Maturity Date and ending on the thirtieth day following the Maturity Date, the GTO will be credited with the same Specified Interest Rate in effect before the Maturity Date (see "GTOs at Maturity").

     The minimum amount of any allocation to a GTO is $1,000.

     Under certain rare circumstances, when volatility in financial markets compromises the ability of Nationwide to process allocations to or from the GTOs in an orderly manner, Nationwide may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs. Nationwide anticipates invoking this suspension only when acceptance of additional allocations or the processing of withdrawals or transfers from GTOs may not be executed by Nationwide in a manner consistent with its obligations to variable annuity contract holders with existing or prospective interests in one or more GTOs. Under no circumstances, however, will Nationwide limit a variable annuity contract owner's right to make at least one allocation to a GTO, and one transfer or withdrawal from a GTO, in any calendar year. All contract owners will be promptly notified of Nationwide's determination to invoke any suspension in the right to make allocations to, or to effect withdrawals or transfers from, the GTOs. In addition, the variable annuity contracts which offer GTOs may impose certain restrictions on the transferability of invested assets within the variable annuity contract. The variable annuity prospectus should be consulted with regard to specific transfer limitation provisions.

2.   THE SPECIFIED INTEREST RATE

     The Specified Interest Rate is the rate of interest guaranteed by Nationwide to be credited to allocations made to the GTOs for the corresponding Guaranteed Term, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date. Different Specified Interest Rates may be established for the 4 different GTOs.


     Generally, Nationwide will declare new Specified Interest Rates monthly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. Nationwide observes no specific method in establishing the Specified Interest Rates. However, Nationwide will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Terms of the GTOs. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. For contracts that have an Extra Value Option available, contract owners that elect the Extra Value Option, allocations made to the GTOs for the first seven contract years will be credited a guaranteed interest rate of 0.40% less than the guaranteed interest rate that applies to the GTOs if the Extra Value Option is not elected. Nationwide has no way of predicting what Specified Interest Rates may be declared in the future and there is no minimum Specified Interest Rate for any of the GTOs.


3.   THE INVESTMENT PERIOD

     The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the various GTOs. All allocations made to a GTO during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation. An Investment Period ends when a new Specified Interest Rate relative to the applicable GTO is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to GTOs during prior Investment Periods. Prior allocations to the GTO will be credited with the

     Specified Interest Rate in effect when the allocation was made.

     The Specified Interest Rate is credited to allocations made to GTOs on a daily basis, resulting in an annual effective yield, guaranteed by Nationwide, unless amounts are withdrawn or transferred from the GTO for any reason prior to the Maturity Date. The Specified Interest Rate will be credited for the entire Guaranteed Term associated with the GTO. If amounts are withdrawn or transferred from the GTO for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to the amount withdrawn or transferred.

     Information concerning the Specified Interest Rates in effect for the various GTOs can be obtained by calling the following toll free phone number: 1-800-238-3035.

4.   GUARANTEED TERMS

     The Guaranteed Term is the period of time corresponding with the selected GTO for which the Specified Interest Rate is guaranteed to be in effect, so long as the amounts allocated remain in the GTO until the Maturity Date. A Guaranteed Term always expires on a Maturity Date which will be the last day of a calendar quarter, which may last up to 3 months past the anniversary date of the allocation to the GTO.

     For example, if an allocation is made to a 10 year GTO on August 1, 1999, the Specified Interest Rate for that GTO will be credited until September 30, 2009; the Guaranteed Term will begin on August 1, 1999 and end on September 30, 2009.

     Guaranteed Terms will be exactly 3, 5, 7 or 10 years only when an allocation to a GTO occurs on the first day of a calendar quarter.

5.   GTOs AT MATURITY

     Nationwide will send notice to variable annuity contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least fifteen days and at most thirty days prior to the end of a Guaranteed Term. The notice will include the projected value of the GTO on the Maturity Date and will also specify options that variable annuity contract owners have with respect to the maturing GTO.

     Once the GTO matures, variable annuity contract owners may:

     (1) surrender the GTO, in part or in whole, without a Market Value Adjustment during the thirty day period following the Maturity Date; however, surrender charges under the variable annuity contract, if applicable, will be assessed;

     (2) wholly or partially transfer the GTO, without a Market Value Adjustment, to any other investment option under the variable annuity contract, including any of the mutual fund sub-accounts, or another GTO of the same or different duration during the thirty day period following the Maturity Date. A confirmation of any such transfer will be sent immediately after the transfer is processed; or

     (3) elect not to transfer or surrender all or a portion of the GTO, in which case, the GTO will be automatically transferred to the available money market sub-account of the variable annuity contract at the end of the thirty day period following the Maturity Date. A confirmation will be sent immediately after the automatic transfer is executed.

     The GTO will continue to be credited with the Specified Interest Rate in effect before the Maturity Date during the thirty day period following the Maturity Date, and prior to any of the transactions set forth in (1), (2), or (3) above.

6.   THE MARKET VALUE ADJUSTMENT

     A.  GENERAL INFORMATION REGARDING THE MARKET VALUE ADJUSTMENT

         GTOs which are surrendered, transferred or distributed for any reason prior to the Maturity Date for the GTO, will be subject to a Market Value Adjustment. The Market Value Adjustment is determined by the multiplication of a Market Value Adjustment Factor (arrived at by calculation of the Market Value Adjustment Formula) by the Specified Value, or the portion of the Specified Value being withdrawn. The Specified Value is the amount of the allocation to the GTO, plus interest accrued at the Specified Interest Rate minus prior distributions. The Market Value Adjustment may either increase or decrease the amount of the distribution.

         The Market Value Adjustment is intended to approximate, without duplicating, Nationwide's experience when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when variable annuity contract owners make withdrawals or transfers, or when the operation of the variable annuity contract requires a distribution, such as a death benefit. When liquidating assets, Nationwide may realize either a gain or a loss.

         If prevailing interest rates are higher than the Specified Interest Rate in effect at the time of the GTO allocation, Nationwide will realize a loss when it liquidates assets in order to process a surrender, death benefit or transfer; and therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the distribution.

         Conversely, if prevailing interest rates are lower than the Specified Interest Rate in effect at the time of the GTO allocation, Nationwide will realize a gain when it liquidates assets in order to process a surrender, death benefit or transfer; therefore, application of the Market Value Adjustment under such circumstances will increase the amount of the distribution.

         Nationwide measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the Market Value Adjustment Formula, and relies upon Constant Maturity Treasury Rates to represent both prevailing interest rates and Specified Interest Rates. The Market Value Adjustment Formula and the Constant Maturity Treasury Rates are described more fully below.

      B. CONSTANT MATURITY TREASURY RATES

         The Market Value Adjustment Formula for deriving the Market Value Adjustment Factor is based on Constant Maturity Treasury Rates which are declared by the Federal Reserve Board on a regular basis. Nationwide utilizes Constant Maturity Treasury Rates in its Market Value Adjustment Formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between Specified Interest Rates declared by Nationwide and the prospective interest rate fluctuations.

         Constant Maturity Treasury Rates for 1, 2, 3, 5, 7 and 10 years are published by the Federal Reserve Board on a regular basis. To the extent that the Market Value Adjustment formula shown below requires a rate associated with a maturity not published (such as a 4, 6, 8 or 9 year maturity), Nationwide will calculate such rates based on the relationship of the published rates. For example, if the published 3 year rate is 6% and the published 5 year rate is 6.50%, the 4 year rate will be calculated as 6.25%.

      C. THE MARKET VALUE ADJUSTMENT FORMULA

         The Market Value Adjustment Formula is utilized when a distribution is made from a GTO during the Guaranteed Term. The Market Value Adjustment is a calculation expressing the relationship between three factors:

               (1) the Constant Maturity Treasury Rate for the period of time coinciding with the Guaranteed Term of the GTO;

               (2) the Constant Maturity Treasury Rate for a period coinciding with the time remaining in the Guaranteed Term of a GTO when a distribution giving rise to a Market Value Adjustment occurs; and

               (3) the number of days remaining in the Guaranteed Term of the GTO.

         The formula for determining the Market Value Adjustment Factor is
                                       t
                        [(1 + a)]
                  [ ----------------- ]
                    [(1 + b + .0025)]



         Where:

         a = the Constant Maturity Treasury Rate for a period equivalent to the Guaranteed Term at the time of deposit in the GTO;

         b = the Constant Maturity Treasury Rate at the time of distribution for a period of time equivalent to the time remaining in the Guaranteed Term. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Term; and

         t = the number of days until the Maturity Date, divided by 365.25.

            In the case of "a" above, the Constant Maturity Treasury Rate utilized will be the Constant Maturity Treasury Rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide on the Wednesday immediately preceding the Investment Period during which the allocation to the GTO was made.

            In the case of "b" above, the Constant Maturity Treasury Rate utilized will be the Constant Maturity Treasury Rate, declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide on the Wednesday immediately preceding the withdrawal, transfer or other distribution giving rise to the Market Value Adjustment.

     The Market Value Adjustment Factor will be equal to 1 during the Investment Period.

     The Market Value Adjustment Formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of .0025 in the Market Value Adjustment Formula.

     The result of the Market Value Adjustment Formula shown above is the Market Value Adjustment Factor. The Market Value Adjustment Factor is the market value multiplied by the Specified Value, or that portion of the Specified Value being distributed from a GTO in order to effect a Market Value Adjustment. The Market Value Adjustment Factor will either be greater, less than or equal to 1 and will be multiplied by the Specified Value or that portion of the Specified Value being withdrawn, from the GTO for any reason. If the result is greater than 1, a gain will be realized by the variable annuity contract owner; if less than 1, a loss will be realized. If the Market Value Adjustment Factor is exactly 1, no gain or loss will be realized.

     If the Federal Reserve Board halts publication of Constant Maturity Treasury Rates, or if, for any other reason, Constant Maturity Treasury Rates are not available, Nationwide will use appropriate rates based on U.S. Treasury Bond yields.

     Examples of how to calculate Market Value Adjustments are provided in the Appendix.

7.   CONTRACT CHARGES.

     The variable annuity contracts under which GTOs are made available have various fees and charges, some of which may be assessed against allocations made to GTOs.

     Contingent deferred sales charges, if applicable, will be assessed against full or partial surrenders from the GTOs. If a surrender occurs prior to the Maturity Date for a particular GTO, the amount surrendered is subject to a Market Value Adjustment in addition to the contingent deferred sales charges. The variable annuity prospectus fully describes the contingent deferred sales charges. Please refer to the variable annuity prospectus for complete details regarding the contingent deferred sales charges under the variable annuity contracts.

     Mortality and expense risk charges, administrative charges and contract maintenance charges which may be assessed under variable annuity contracts are not assessed against any allocation to a GTO. Such charges apply only to the underlying mutual fund options.

8.   GTOs AT ANNUITIZATION

     GTOs are not available as investment options if the variable annuity contract is annuitized. If a variable annuity contract is annuitized while a GTO is in effect, and prior to the Maturity Date of the GTO, a Market Value Adjustment will apply to amounts transferred to other investment options under the variable annuity contract which may be used during annuitization.

INVESTMENTS

Nationwide intends to invest GTO allocations received in high quality, fixed interest investments (investment grade bonds, mortgages, and collateralized mortgage obligations) in the same manner as Nationwide invests its general account assets. Nationwide takes into account the various maturity durations of the GTOs (3, 5, 7 and 10 years) and anticipated cash-flow requirements when making investments. Nationwide is not obligated to invest GTO allocations in accordance with any particular investment objective, but will generally adhere to the overall investing philosophy of Nationwide. The Specified Interest Rates declared by Nationwide for the various GTOs will not necessarily correspond to the performance of the nonunitized separate account.

CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOs

The GTOs are available only as investment options under certain variable annuity contracts issued by Nationwide. The appropriate variable annuity prospectus and Statement of Additional Information should be consulted for information regarding the distribution of the variable annuity contracts.


NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

1.   BUSINESS

A.   ORGANIZATION


     Nationwide Life and Annuity Insurance Company (formerly, Financial Horizons Life Insurance Company), is a wholly owned subsidiary of Nationwide Life Insurance Company. All of Nationwide's common stock is owned by Nationwide Life Insurance Company, which is owned by Nationwide Financial Services, Inc. ("NFS"), a holding company. NFS has two classes of common stock outstanding with different voting rights enabling Nationwide Corporation (the holder of all of the outstanding Class B Common Stock) to control NFS. Nationwide Corporation is a holding company, as well. All of its common stock is held by Nationwide Mutual Insurance Company (95.24%) and Nationwide Mutual Fire Insurance Company (4.76%), the ultimate controlling persons of the Nationwide group of companies. The Nationwide group of companies is one of America's largest insurance and financial services family of companies, with combined assets of over $120 billion as of December 31, 1999.


     Prior to January 27, 1997, Nationwide was wholly-owned by Nationwide Corporation. On that date, Nationwide Corporation contributed the outstanding shares of Nationwide's common stock to Nationwide Financial Services, Inc., a holding company formed by Nationwide Corporation in November 1996 for Nationwide and other companies within the Nationwide group that offer or distribute long-term savings and retirement products. On March 11, 1997, Nationwide Financial Services completed an initial public offering of its Class A common stock.

     During 1996 and 1997, Nationwide Corporation and Nationwide Financial Services completed certain transactions in anticipation of the initial public offering that focused the business of Nationwide Financial Services on long-term savings and retirement products. On September 24, 1996, Nationwide declared a dividend payable to Nationwide Corporation on January 1, 1997 consisting of the outstanding shares of common stock of certain subsidiaries that do not offer or distribute long-term savings and retirement products. In addition, during 1996, Nationwide entered into two reinsurance agreements whereby all of Nationwide's accident and health and group life insurance business was ceded to two affiliates effective January 1, 1996. Additionally, Nationwide paid $900.0 million of dividends, $50.0 million to Nationwide Corporation on December 31, 1996 and $850.0 million to Nationwide Financial Services, which then made an equivalent dividend to Nationwide Corporation, on February 24, 1997.

     Nationwide Financial Services contributed $836.8 million to the capital of Nationwide during March 1997.

     Wholly-owned subsidiaries of Nationwide as of December 31, 1998 include Nationwide Life and Annuity Insurance Company, Nationwide Advisory Services, Inc. and Nationwide Investment Services Corporation.

     Nationwide is a member of the Nationwide group of companies, which consists of Nationwide Mutual Insurance Company and all of its subsidiaries and affiliates.

     Nationwide offers universal life insurance, variable universal life insurance, corporate-owned life insurance and individual annuity contracts on a non-participating basis, and fixed and variable annuity products. Nationwide Advisory Services, Inc. is a registered broker-dealer providing investment management and administration services. Nationwide Investment Services Corporation, is a registered broker-dealer doing business solely in the deferred compensation market.

B.   DESCRIPTION OF THE BUSINESS

     Nationwide is a leading provider of long-term savings and retirement products in the United States. Nationwide develops and sells a diverse range of products including individual annuities, private and public pension plans and life insurance. By developing and offering a wide variety of products, Nationwide believes that it has positioned itself to compete effectively in various stock market and interest rate environments. Nationwide markets its products through a broad spectrum of distribution channels, including independent broker/dealers, national and regional brokerage firms, pension plan administrators, life insurance specialists, financial institutions, Nationwide Retirement Solutions sales representatives, and Nationwide agents.

     Nationwide is one of the leaders in the development and sale of variable annuities. As of December 31, 1999, Nationwide was the fifth largest writer of individual variable annuity contracts in the United States based on assets, according to The Variable Annuity Research & Data Service.

     Nationwide has grown substantially in recent years as a result of its long-term investment in developing the distribution channels necessary to reach its target customers and the products required to meet the demands of these customers. Nationwide believes its growth has been further enhanced by favorable demographic trends, the growing tendency of Americans to supplement traditional sources of retirement income with self-directed investments, such as products offered by Nationwide, and the performance of the financial markets, particularly the U.S. stock markets, in recent years.

C.   BUSINESS SEGMENTS

     Nationwide has three product segments: Variable Annuities, Fixed Annuities and Life Insurance. In addition, Nationwide reports corporate revenues and expenses, investments and related investment income supporting capital not specifically allocated to its product segments, revenues and expenses of its investment adviser subsidiary and revenues and expenses related to group annuity contracts sold to Nationwide Corporation employee benefits plans in a Corporate and Other segment.

     The Variable Annuities segment, which accounted for $290.3 million (or 47%) of Nationwide's operating income before federal income tax expense for 1999, consists of annuity contracts that provide the customer with access to a wide range of investment options, tax-deferred accumulation of savings, asset protection in event of an untimely death, and flexible payouts including a lump sum, systematic withdrawal or a stream of payments for life.

     The Fixed Annuities segment, which accounted for $177.2 million (or 29%) of Nationwide's operating income before federal income tax expense for 1999, consists of annuity contracts that generate a return for the customer at a specified interest rate, fixed for a prescribed period, tax-deferred accumulation of savings and flexible pay out options including a lump sum, systematic withdrawal or a stream of payments for life. Such contracts consist of single premium deferred annuities, flexible premium deferred annuities and single premium immediate annuities. The Fixed Annuities segment also includes the fixed option under Nationwide's variable annuity contracts, which accounted for 72% of Nationwide's fixed annuity sales in 1999 and
     71% of Nationwide's fixed annuity policy reserves as of December   31,
     1999. During 1999, the average crediting rates on contracts (including the fixed option under Nationwide's variable annuity contracts) in the Fixed Annuities segment was 5.59%. Approximately 87% of Nationwide's crediting rates on its fixed annuity contracts are guaranteed for a period not exceeding 15 months.

     The Life Insurance segment, which accounted for $120.8 million (or 20%) of Nationwide's operating income before federal income tax expense for 1999, is composed of a wide range of variable universal life insurance, whole life insurance, universal life insurance, term life insurance and corporate-owned life insurance products that provide a death benefit and may also allow the customer to build cash value on a tax-deferred basis.

     The Corporate and Other segment accounted for $29.8 million (or 4%) of Nationwide's operating income (which excludes realized gains and losses on investments) before federal income tax expense for 1999.

D.   RATINGS

     Ratings with respect to claims-paying ability and financial strength have become an increasingly important factor in establishing the competitive position of insurance companies. Ratings are important to maintaining public confidence in Nationwide and its ability to market its annuity and life insurance products. Rating organizations continually review the financial performance and condition of insurers, including Nationwide. Any lowering of Nationwide's ratings could have a material adverse effect on Nationwide's ability to market its products and could increase the surrender of Nationwide's annuity products. Both of these consequences could, depending upon the extent thereof, have a material adverse effect on Nationwide's liquidity and, under certain circumstances, net income. Nationwide is rated "A+" (Superior) by A.M. Best Company, Inc. and its claims-paying ability/financial strength is rated "Aa2" (Excellent) by Moody's Investor Services, Inc., "AA+" (Excellent) by Standard & Poor's Corporation and "AA+" (Excellent) by Duff & Phelps Credit Rating Co.

     The foregoing ratings reflect each rating agency's opinion of Nationwide's financial strength, operating performance and ability to meet its obligations to policyholders and are not evaluations directed toward the protection of investors. Such factors are of concern to policyholders, agents and intermediaries.

E.   COMPETITION

     Nationwide competes with a large number of other insurers as well as non-insurance financial services companies, such as banks, broker/dealers and mutual funds, some of whom have greater financial resources, offer alternative products and, with respect to other insurers, have higher ratings than Nationwide. Nationwide believes that competition in the lines of business is based on price, product features, commission structure, perceived financial strength, claims-paying ratings, service and name recognition.

     On November 12, 1999, the Gramm-Leach-Bliley Act (the Act), was signed into law. The Act modernizes the regulatory framework for financial services in the United States and allows bank, securities firms and insurance companies to affiliate more directly than they have been permitted to do in the past. At this time it is not possible to predict the effect the Act will have on the financial services industry and Nationwide.

F.   REGULATION

     Nationwide, as with other insurance companies, are subject to extensive regulation and supervision in the jurisdictions in which they do business. Such regulations limit the amount of dividends and other payments that can be paid by insurance companies without prior approval and impose restrictions on the amount and type of investments insurance companies may hold.

     These regulations also affect many other aspects of insurance companies' businesses, including licensing of insurers and their products and agents, risk-based capital requirements and the type and amount of required asset valuation reserve accounts. These regulations are primarily intended to protect policyholders rather than shareholders. Nationwide can not predict the effect that any proposed or future legislation may have on the financial condition or results of operations of Nationwide.

     Insurance companies are required to file detailed annual and quarterly financial statements with state insurance regulators in each of the states in which they do business, and their business and accounts are subject to examination by such agencies at any time. In addition, insurance regulators periodically examine an insurer's financial condition, adherence to statutory accounting practices and compliance with insurance department rules and regulations. Applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or the restructuring of insurance companies.

     As part of their routine regulatory oversight process, state insurance departments conduct detailed examinations periodically (generally once every three to four years) of the books, records and accounts of insurance companies domiciled in their states. Such examinations are generally conducted in cooperation with the departments of two or three other states under guidelines promulgated by the National Association of Insurance Commissioners. The most recently completed examination of Nationwide's insurance subsidiaries was conducted by the Ohio and Delaware insurance departments for the four-year period ended December 31, 1996. The final reports of these examinations did not result in any significant issues or adjustments.

     The payment of dividends by Nationwide is subject to restrictions set forth in the insurance laws and regulations of Ohio, its domiciliary state. The Ohio insurance laws require Ohio-domiciled life insurance companies to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding 12 months, exceeds the greater of:

          (i) 10% of statutory-basis policyholders' surplus as of the prior December 31; or

          (ii) the statutory-basis net income of the insurer for the 12-month period ending as of the prior December 31.

     The Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus.

     Earned surplus is defined under the Ohio insurance laws as the amount equal to Nationwide's unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets. Additionally, following any dividend, an insurer's policyholder surplus must be reasonable in relation to the insurer's outstanding liabilities and adequate for its financial needs. The payment of dividends by Nationwide may also be subject to restrictions set forth in the insurance laws of New York that limit the amount of statutory profits on Nationwide's participating policies (measured before dividends to policyholders) that can inure to the benefit of Nationwide and its stockholders. Nationwide currently does not expect such regulatory requirements to impair its ability to pay operating expenses and dividends in the future.

G.   EMPLOYEES

     As of December 31, 1999, Nationwide had approximately 3,900 employees. None of the employees of Nationwide are covered by a collective bargaining agreement and Nationwide believes that its employee relations are satisfactory.

1.   PROPERTIES

     Nationwide's principal executive offices are located in Columbus, Ohio. Nationwide leases its home office complex, consisting of approximately 523,000 square feet, from Nationwide Mutual Insurance Company and its subsidiaries at One Nationwide Plaza, Two Nationwide Plaza and Three Nationwide Plaza, Columbus, Ohio. Nationwide believes that its present facilities are adequate for the anticipated needs of Nationwide.

2.   LEGAL PROCEEDINGS

     Nationwide is a party to litigation and arbitration proceedings in the ordinary course of its business, none of which is expected to have a material adverse effect on Nationwide.

     In recent years, life insurance companies have been named as defendants in lawsuits, including class action lawsuits relating to life insurance and annuity pricing and sales practices. A number of these lawsuits have resulted in substantial jury awards or settlements.

     In November 1997, two plaintiffs, one who was the owner of a variable life insurance contract and the other who was the owner of a variable annuity contract, commenced a lawsuit in a federal court in Texas against Nationwide and the American Century group of defendants (Robert Young and David D. Distad v. Nationwide Life Insurance Company et al.). In this lawsuit, plaintiffs sought to represent a class of variable life insurance contract owners and variable annuity contract owners whom they claim were allegedly misled when purchasing these variable contracts into believing that the performance of their underlying mutual fund option managed by American Century, whose shares may only be purchased by insurance companies, would track the performance of a mutual fund, also managed by American Century, whose shares are publicly traded. The amended complaint seeks unspecified compensatory and punitive damages. On April 27, 1998, the District Court denied, in part, and granted, in part, motions to dismiss the complaint filed by Nationwide and American Century. The remaining claims against Nationwide allege securities fraud, common law fraud, civil conspiracy, and breach of contract. The District Court, on December 2, 1998, issued an order denying plaintiffs' motion for class certification and the appeals court declined to review the order denying class certification upon interlocutory appeal. On June 11, 1999, the District Court denied the plaintiffs' motion to amend their complaint and reconsider class certification. In January 2000 Nationwide and American Century settled this lawsuit now limited to the claims of the two named plaintiffs. On February 9, 2000 the court dismissed this lawsuit with prejudice.

     On October 29, 1998, Nationwide was named in a lawsuit filed in Ohio state court related to the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans (Mercedes Castillo v. Nationwide Financial Services, Inc., Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company). On May 3, 1999, the complaint was amended to, among other things, add Marcus Shore as a second plaintiff. The amended complaint is brought as a class action on behalf of all persons who purchased individual deferred annuity contracts or participated in group annuity contracts sold by Nationwide and the other named Nationwide affiliates which were used to fund certain tax-deferred retirement plans. The amended complaint seeks unspecified compensatory and punitive damages. No class has been certified. On June 11, 1999, Nationwide and the other named defendants filed a motion to dismiss the amended complaint. On March 8, 2000, the court denied a motion to dismiss the amended complaint filed by Nationwide and other name defendants. Nationwide intends to defend this lawsuit vigorously.

     There can be no assurance that any litigation relating to pricing or sales practices will not have a material adverse effect on Nationwide in the future.

3.   SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS

     During the fourth quarter of 1999, no matters were submitted to a vote of security holders through the solicitation of proxies or otherwise.

4.   MARKET FOR NATIONWIDE'S COMMON STOCK AND RELATED SHAREHOLDER MATTERS

     There is no established public trading market for Nationwide's shares of common stock. All of the 3,814,779 shares of Nationwide's common stock issued and outstanding are owned by Nationwide Financial Services.

     Nationwide declared $236.0 million in dividends to Nationwide Financial Services during 1999. Nationwide paid cash dividends of $100.0 million to Nationwide Financial Services during 1998 and no cash dividends were paid during 1997.

     On January 1, 1997, Nationwide paid a dividend valued at $485.7 million to Nationwide Corporation consisting of the outstanding shares of common stock of Employers Life Insurance Company of Wausau, National Casualty Company and West Coast Life Insurance

     Company. Also, on February 24, 1997, Nationwide paid a dividend to Nationwide Financial Services, and Nationwide Financial Services paid an equivalent dividend to Nationwide Corporation, consisting of securities having an aggregate fair value of $850.0 million. The dividend payments were approved by the Department of Insurance of the State of Ohio.

     Nationwide currently does not have a formal dividend policy.

5.   CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The consolidated financial statements of Nationwide are included in a separate section of this report which is indexed in Item 11 - Exhibits, Financial Statement Schedules, and Reports.

     Semi-annual and annual reports are sent to contract owners of the variable annuity and life insurance contracts issued through registered separate accounts of Nationwide.

     The audited financial statements have been included herein in reliance upon the report of KPMG LLP, independent certified public accountants, Two Nationwide Plaza, Columbus, Ohio 43215, and upon the authority of said firm as experts in accounting and auditing.

6.   SELECTED FINANCIAL DATA

     The following table sets forth certain summary consolidated financial data. The consolidated income statement data set forth below for the years ended December 31, 1995 through 1999 and the consolidated balance sheet data as of December 31, 1995 through 1999 are derived from the consolidated financial statements of Nationwide. The summary consolidated financial data set forth below should be read in conjunction with the consolidated financial statements of Nationwide and notes thereto and the other financial information, including Management's Discussion and Analysis of Financial Condition and Results of Operations, included elsewhere herein.

                    Selected Consolidated Financial Data (1)
                                ($000's omitted)

                                                                     As of and for the year ended December 31,
                                                          1999             1998            1997            1996             1995
Total revenues                                          2,694,464      $2,475,703      $2,217,445        1,992,838       1,798,651
Total benefits and expenses                             2,088,151       1,918,595       1,787,518        1,677,341       1,511,079
Income from continuing  operations  before federal        606,493         557,108         429,927          315,497         287,572
  income  tax  expense  and  cumulative  effect of
  changes in accounting principles
Federal income tax expense (benefit)                     (136,738)        190,381         150,195          110,889          99,808
Income from  continuing  operations  before  other        405,117         336,727         279,732          204,608         187,764
  items
Income from discontinued  operations (less federal             --              --              --           11,324          24,714
  income tax expense)
Cumulative   effect  of  changes   in   accounting             --              --              --               --              --
  principles
Net income                                               $405,117        $366,727        $279,732          215,932         212,478
Total assets                                          $92,672,867     $74,342,070     $59,790,656       47,766,246      38,507,633

(1) Consolidated financial data of Nationwide as of and for the years ended December 31, 1995 and 1994 has been restated to reflect the discontinued operations treatment of certain Nationwide's subsidiaries and lines of business that were unrelated to the long-term savings and retirement products business. See note 15 to the consolidated financial statements herein for additional information regarding the discontinued operations treatment.

7.   MANAGEMENT'S NARRATIVE ANALYSIS OF THE RESULTS OF OPERATIONS

     INTRODUCTION

     Management's narrative analysis and results of operations of Nationwide and subsidiaries for the three years ended December 31, 1999 follows. This discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this report.

     Management's discussion and analysis contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of Nationwide. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among others, the following possibilities:

       (i) the potential impact on Nationwide's reported net income that could result from the adoption of certain accounting standards issued by the FASB;

       (ii) tax law changes impacting the tax treatment of life insurance and investment products;

       (iii) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors;

       (iv) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements;

       (v) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers;

       (vi) inability to carry out marketing and sales plans, including, among others, changes to certain products and acceptance of the revised products in the market;

       (vii) changes in interest rates and the capital markets causing a reduction of investment income or asset fees, reduction in the value of Nationwide's investment portfolio or a reduction in the demand for Nationwide's products;

       (viii) general economic and business conditions which are less favorable than expected;

       (ix) unanticipated changes in industry trends and ratings assigned by nationally recognized statistical rating organizations or A.M. Best Company, Inc.; and

       (x) inaccuracies in assumptions regarding future persistency, mortality, morbidity and interest rates used in calculating reserve amounts.

A.   RESULTS OF OPERATIONS

     In addition to net income, Nationwide reports net operating income, which excludes realized investment gains and losses. Net operating income is commonly used in the insurance industry as a measure of on-going earnings performance.


The following table reconciles Nationwide's reported net income to net operating income for each of the last three years.


 (in millions of dollars)                                      1999                 1998                  1997

Net income                                                    $405.1              $366.7                 $279.7
Realized gains on investments, net of tax                        7.6               (18.5)                  (7.9)
     Net operating income                                     $412.7              $348.2                 $271.8

(i) Revenues

Total revenues for 1999, excluding realized gains and losses on investments, increased to $2.70 billion compared to $2.45 billion for 1998 and $2.21 billion for 1997. The growth in revenues over the past two years has primarily been driven by increases in policy charges and net investment income. Policy charges include asset fees, which are primarily earned from separate account assets generated from sales of variable annuities and variable life insurance products; cost of insurance charges earned on universal life insurance products; administration fees, which include fees charged per contract on a variety of Nationwide 's products and premium loads on universal life insurance products; and surrender fees, which are charged as a percentage of premiums withdrawn during a specified period of annuity and certain life insurance contracts. Policy charges for each of the last three years were as follows:


(in millions of dollars)                                  1999             1998                1997

Asset fees                                                $616.5           $494.7              $384.8
Cost of insurance charges                                  117.0             88.8                68.5
Administrative fees                                        102.4             73.8                59.5
Surrender fees                                              59.6             41.6                32.4
     Total policy charges                                 $895.5           $698.9              $545.2

The growth in asset fees reflects increases in total separate account assets of $16.20 billion, or 32%, in 1999 and $13.2 billion, or 35% in 1998. Record variable annuity sales and strong equity market performance in each of the last three years have resulted in separate account balances increasing 149% from $26.93 billion at the beginning of 1997 to $67.14 billion at the end of 1999.

Cost of insurance charges are assessed as a percentage of the net amount at risk on universal life insurance policies. The net amount at risk is equal to a policy's death benefit minus the related policyholder account value. The increase in cost of insurance charges is due primarily to growth in the net amount at risk related to individual variable universal life insurance reflecting expanded distribution and increased customer demand for variable life products. The net amount at risk related to individual variable universal life insurance grew to $19.76 billion at the end of 1999 compared to $14.95 billion and $10.44 billion at the end of 1998 and 1997, respectively.

The growth in administrative fees is attributable to a significant increase in premiums on individual variable life insurance policies and certain Corporate-owned life policies where the company collects a premium load. Nearly all of the increase in surrender charges over the past two years is attributable to policyholder withdrawals in the Variable Annuities segment, and is driven by an overall increase in variable annuity policy reserves and a heightened competitive environment in the individual annuity marketplace.

Net investment income includes the gross investment income earned on investments supporting fixed annuities and certain life insurance products as well as the yield on Nationwide's general account invested assets which are not allocated to product segments. Net investment income grew from $1.41 billion and $1.48 billion in 1997 and 1998, respectively, to $1.52 billion in 1999 primarily due to increased invested assets to support growth in fixed annuity and life insurance policy reserves. Fixed annuity policy reserves, which include the fixed option of Nationwide's variable annuity products, increased $704.7 million in 1998 and $1.69 billion in 1999 and were $16.59 billion as of year-end 1999. The growth in life insurance reserves was led by corporate-owned life insurance products, where fixed reserves increased $596.7 million in 1998 and $180.0 million in 1999. The increase in net investment income due to growth in invested assets was partially offset by declining investment yields in 1999 and 1998 due to lower market interest rates.

Nationwide does not consider realized gains or losses to be recurring components of earnings. Nationwide makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors.

(ii) Benefits and Expenses

Interest credited to policyholder account balances totaled $1.10 billion in 1999 compared to $1.07 billion in 1998 and $1.02 billion in 1997 and principally relates to fixed annuity and investment life insurance products. The growth in interest credited reflects the increase in policy reserves previously discussed partially offset by reduced average crediting rates. The average crediting rate on fixed annuity policy reserves was 5.59% in 1999 compared to 5.95% and 6.12% in 1998 and 1997, respectively.

Amortization of deferred policy acquisition costs (DAC) increased to $58.1 million in 1999 and $47.3 million in 1998 principally due to the Variable Annuities segment, which accounted for $38.9 million and $36.1 million of the increases as a result of growth in the number of policies and related policy reserves in each of the last two years.

Operating expenses were $463.4 million in 1999, a 10% increase from 1998 operating expenses of $419.7 million. Operating expenses were $384.9 million in 1997. The increase reflects the growth in the number of annuity and life insurance contracts in-force, particularly related to variable annuities and variable universal life insurance, and the related increase in administrative processing costs.

Federal income tax expense was $201.4 million representing an effective tax rate of 33.2% for 1999. Federal income tax expense in 1998 and 1997 was $190.4 million and $150.2 million, respectively, representing effective rates of 34.2% and 34.9%.

(iii) Sales Information

Sales, as measured by statutory premiums and deposits, by distribution channel for each of the last three years are summarized as follows:

(in millions of dollars)                           1999              1998          1997

Independent broker/dealers                         $5,441.6        $5004.2      $4,976.6
National or regional brokerage firms(1)               919.3          615.3             -
Financial institutions                              2,436.7        2,108.3       1,681.9
  Pension plan administrators                       1,169.7        1,015.8         916.7
     Nationwide  Retirement  Solutions
sales representatives                               2,549.0        2,470.1       1,937.0
Nationwide agents                                     965.6          959.7         630.2
Life insurance specialists                            420.0           91.1             -
Total core premiums and deposits                   13,901.9       12,264.5      10,142.4

Bank-owned life insurance (BOLI)                      123.2          554.6         194.7
Institutional products                                577.2              -             -
Nationwide employee
     and agent benefit plans                          334.1          323.3         174.9
Total sales                                       $14,936.4      $13,142.4     $10,512.0

(1) Prior to 1998, national and regional brokerage firm sales were included in independent broker/dealer sales.

The 1998 and 1997 statutory premiums and deposits have been restated to conform to the to 1999 presentation which better reflects multi-product sales across all distribution channels.

Total core premiums and deposits represent amounts that are recurring and are the sales figures management uses to set and evaluate Nationwide's sales goals. Sales of institutional products represent sales of funding agreements that secure notes issued to foreign investors through a third party trust under Nationwide's $2 billion medium-term note program. The program was launched in July 1999 as a means to expand spread based product offerings. Nationwide excludes institutional products and BOLI sales as well as deposits into Nationwide employee and agent benefit plans from its targeted sales comparisons. Although funding agreements and BOLI contribute to asset and earnings growth they do not produce steady production flow that lends itself to meaningful comparisons. Nationwide achieved annual core sales growth of 13%, 21%, and 19% in 1999, 1998 and 1997, respectively.

Nationwide sells its products through a broad distribution network. Unaffiliated entities that sell Nationwide's products to their own customer base include independent broker/dealers, national and regional brokerage firms, pension plan administrators, life insurance specialists and financial institutions. Representatives of Nationwide or its affiliates who market products directly to a customer base identified by Nationwide include Nationwide Retirement Solutions sales representatives and Nationwide agents.

The competitive environment for individual annuity sales through the independent broker/dealer channel has become very challenging; however, total sales through this channel (including retirement plans and life insurance) were up 9% in 1999 reflecting the strength of Nationwide's multiple product strategy. Sales through financial institutions grew 16% during 1999 and 25% during 1998 driven mainly by proprietary individual annuity products sales.

The increase in sales through life insurance specialists reflects $409.2 million of corporate owned life insurance (COLI) sales in 1999 compared to $91.1 million in 1998. Nationwide Financial Services entered the COLI market in 1998 and has quickly become a market leader through a focus on mid-sized cases.

Nationwide's flagship products are marketed under The BEST of AMERICA(R) brand, and include individual and group variable annuities and variable life insurance. The BEST of AMERICA(R) products allow customers to choose from among investment options managed by premier mutual fund managers. Nationwide has also developed private label variable and fixed annuity products in conjunction with other financial services providers which allow those providers to sell products to their own customer bases under their own brand name.

Nationwide also markets group deferred compensation retirement plans to employees of state and local governments for use under Internal Revenue Code
Section 457. NationwideLife utilizes its sponsorship by the National Association of Counties and The United States Conference of Mayors when marketing Internal Revenue Code Section 457 products.

Core statutory premiums and deposits by product for each of the last three years are as follows:

(in millions of dollars)                                       1999                1998               1997

The Best of America(R) products:                              $4,665.3           $4,661.1            $4,267.3
Private label annuities                                        1,280.3             1093.3               981.9
The NEA Valuebuilder annuities                                   168.5              172.6               134.8
Other                                                            880.8              727.2               307.8
     Total individual annuities                                6,994.9            6,654.2             5,691.8
The Best of America(R) group pension series                    3,537.6            2,760.0             2,221.1
IRC Section 457 annuities                                      2,190.4            2,155.3             1,716.5
Other                                                             83.1               41.8                44.3
     Total group annuities                                     5,811.1            4,957.1             3,981.9
Traditional/Universal life insurance                             260.8              246.1               248.3
The Best of America(R) variable life series                      425.9              316.0               220.4
Corporate owned life insurance                                   409.2               91.1                   -
     Total life insurance                                      1,095.9              653.2               468.7
     Total core premiums and deposits                        $13,901.9          $12,264.5           $10,142.4

B. BUSINESS SEGMENTS

Nationwide has three product segments: Variable Annuities, Fixed Annuities and Life Insurance. In addition, Nationwide reports certain other revenues and expenses in a Corporate and Other segment. All information set forth below relating to Nationwide's Variable Annuities segment excludes the fixed option under Nationwide's variable annuity contracts. Such information is included in Nationwide's Fixed Annuities segment.

The following table summarizes operating income before federal income tax expense for Nationwide's business segments for each of the last three years:


(millions of dollars)                                          1999               1998                1997

Operating income:
     Variable annuity                                          $290.3             $218.4              $150.9
     Fixed annuity                                              177.2              175.3               169.5
     Life insurance                                             120.8               88.8                66.7
     Corporate and other                                         29.8               46.2                31.7
                                                                618.1             $528.7              $418.8

(i) Variable Annuities

The Variable Annuities segment consists of annuity contracts that provide the customer with access to a wide range of investment options, tax-deferred accumulation of savings, asset protection in the event of an untimely death, and flexible payout options including a lump sum, systematic withdrawal or a stream of payments for life.

Nationwide's variable annuity products consist almost entirely of flexible premium deferred variable annuity contracts.

The following table summarizes certain selected financial data for Nationwide's Variable Annuities segment for the years indicated:


(in millions of dollars)                                  1999                1998               1997
INCOME STATEMENT DATA:
Revenues                                              $   626.7           $   501.6           $  387.1
Benefits and Expenses                                     336.4               283.2              236.2
Operating income before federal income tax expense
                                                      $   290.3           $   218.4           $   150.9
OTHER DATA:
Statutory premiums and deposits(1)                    $ 9,916.0           $ 9,543.3           $ 7,535.8
Policy reserves as of year end                        $61,197.2           $46,420.8           $34,486.7
Pre-tax operating income to average policy reserves        0.55%               0.54%               0.51%


(1) Statutory data, have been derived from the Annual Statements of Nationwide's life insurance subsidiaries, as filed with insurance regulatory authorities and prepared in accordance with statutory accounting practices.

Pre-tax operating earnings reached a record $290.3 million in 1999, up 33% compared to 1998. Improved Variable Annuity segment results are primarily due to growth in asset fees partially offset by increased DAC amortization.

Asset fees were $596.6 million in 1999 up 25% from $479.1 million in 1998 and totaled $370.2 million in 1997. Asset fees are charged as a percentage of policy reserves which have increased substantially in the past three years as a result of strong net cash flows and through market appreciation on investments underlying reserves. Variable annuity policy reserves grew $14.78 billion during 1999 reaching $61.20 billion as of year end 1999 compared to growth in 1998 of $11.93 billion and year end 1998 reserves of $46.42 billion. During 1997, policy reserves increased $10.21 billion.

Sales in 1999 of $9.92 billion offset by withdrawals and surrenders totaling $6.52 billion generated net cash flows of $3.40 billion. Although 1999 net cash flows are down from the $5.28 billion and $4.85 billion achieved in 1998 and 1999, respectively, Nationwide has shown the ability to consistently generate substantial positive cash flows and increase its base of asset fee generating reserves in a very competitive environment. The increase in withdrawal and surrender activity is attributable to an increase in competition in the individual variable annuity market which has increased transfers to competitor's products and the overall aging of Nationwide's book of individual annuity business. Nationwide will introduce new products, new product features and new retention strategies during 2000 in an effort to decrease the rate of surrenders.

Although the equity markets have been more volatile in recent years, equity market conditions over each of the past three years have contributed significantly to the growth in variable annuity policy reserves. Variable annuity policy reserves reflect market appreciation of $10.55 billion, $6.80 billion and $5.21 billion in 1999, 1998 and 1997, respectively.

Amortization of DAC increased 31% to $162.8 million in 1999 compared to $123.9 million and $87.8 million in 1998 and 1997, respectively. The growth in DAC amortization is consistent with the overall growth in the variable annuity business.

Efficiencies achieved through improved operating scale have enabled Nationwide to improve operating margins to 55 basis point of average policy reserves, up from 54 basis points in 1998 and 51 basis points in 1997.

(ii) Fixed Annuities

The Fixed Annuities segment consists of annuity contracts that generate a return for the customer at a specified interest rate for a prescribed period, tax-deferred accumulating of savings and flexible payout options including a lump sum, systematic withdrawal or a stream of payments for life. Such contracts consist of single premium deferred annuities, flexible premium deferred annuities and single premium immediate annuities. The Fixed Annuities segment includes the fixed option under Nationwide's variable annuity contracts.

The following table summarizes certain selected financial data for Nationwide's Fixed Annuities segment for the years indicated:

(in millions of dollars)                                         1999               1998                 1997

INCOME STATEMENT DATA:
Revenues:
    Net investment income                                      $1,134.5            $1,116.6             $1,098.2
    Other                                                          43.4                35.7                 43.2
                                                                1,117.9             1,152.3              1,141.4
BENEFITS AND EXPENSES:
    Interest credited to policyholder account
     balances                                                     837.5               828.6                823.4
    Other benefits and expenses                                   163.2               148.4                148.5
                                                                1,000.7               977.0                971.9
Operating income before federal income tax expense               $177.2              $175.3               $169.5

OTHER DATA:
Statutory premiums and deposits (1)                            $3,467.2            $2,068.0             $2,137.9
Policy reserves as of year end                                $16,591.9           $14,898.9            $14,194.2
Pre-tax operating income to average policy reserves                1.14%               1.21%                1.22%

(1) Statutory data have been derived from the Annual Statements of Nationwide's life insurance subsidiaries, as filed with insurance regulatory authorities and prepared in accordance with statutory accounting practices.

Fixed annuities segment results reflect an increase in interest spread income attributable to growth in fixed annuity policy reserves offset by narrower interest margins during 1999. Interest spread is the differential between net investment income and interest credited to policyholder account balances. Interest spreads vary depending on crediting rates offered by competitors, performance of the investment portfolio, including the rate of prepayments changes in market interest rates and other factors. The following table depicts the interest margins on general account policy reserves in the Fixed Annuities segment for each of the last three years.


                                                               1999               1998                1997

Net investment income                                           7.57%              8.02%               8.16%
Interest credited                                               5.59%              5.95%               6.12%
                                                                1.98%              2.07%               2.04%

During 1998 and the first half of 1999, Nationwide experienced an increase in mortgage loan and bond prepayment fees and such income accounted for approximately 9 basis points of the interest spread in 1999 compared to 16 basis points and 8 basis points in 1998 and 1997, respectively. The recent increases in interest rates have slowed prepayment activity and Nationwide expects interest spreads to remain at 190 to 195 basis points, excluding the impact of mortgage loan and bond prepayment income.

Nationwide is able to mitigate the effects of changes in investment yields by periodically resetting the rates credited on fixed annuity contracts. As of December 31, 1999, $7.28 billion, or 44% of fixed annuity policy reserves, were in contracts where the guaranteed interest rate is reestablished each quarter. Fixed annuity policy reserves of $5.89 billion are in contracts that adjust the crediting rate on an annual basis with portions resetting in each calendar quarter. Nationwide also has $1.39 billion of fixed annuity policy reserves that call for the crediting rate to be reset annually on each January 1 and $1.45 billion of fixed annuity policy reserves are in payout status where Nationwide has guaranteed periodic, typically monthly, payments. The remaining $574.5 million of fixed annuity policy reserves relate to funding agreements issued in conjunction with Nationwide's medium-term note program where the crediting rate is fixed for the term of the contract.

Fixed annuity policy reserves increased to $16.59 billion as of year-end compared to $14.90 billion a year ago and $14.19 billion as of the end of 1997. The 1999 growth reflects increased sales levels as well as the acquisition of Employers Life of Wausau.

Fixed annuity sales during 1999 were $3.47 billion, compared to 1998 sales of $2.07 billion. Sales in 1999 include $577.2 million of funding agreements issued in conjunction with Nationwide's medium-term note program. Most of Nationwide's fixed annuity sales are premiums allocated to the fixed option of variable annuity contracts. Fixed annuity sales for 1999 include $2.49 billion in premiums allocated to the fixed option under a variable annuity contract, compared to $1.68 billion in 1998 and $1.67 billion in 1997. The increase in 1999 was driven by Nationwide's dollar cost averaging program that offers customers a first year bonus interest rate and transfers the account balance systematically to variable options over a six or twelve month period.

(iii) Life Insurance

The Life Insurance segment consists of insurance products, including variable universal life insurance and corporate-owned life insurance products, that provide a death benefit and also allow a customer to build cash value on a tax-deferred basis.

The following table summarizes certain selected financial data for Nationwide's Life Insurance segment for the years indicated.

(in millions of dollars)                                       1999               1998              1997

INCOME STATEMENT DATA
Revenues                                                        $646.1             $544.1            $468.3
Benefits and expenses                                            525.3              455.3             401.6
Operating income before federal income tax expense              $120.8              $88.8             $66.7
OTHER DATA
Statutory premiums(1):
    Variable universal life insurance                           $426.0             $315.9            $220.3
    Corporate-owned life insurance                               532.3              645.8             194.7
    Traditional & universal life insurance                       260.8              246.1             248.4
Policy reserves as of year end:
    Variable universal life insurance                         $1,832.3           $1,270.1            $895.6
    Corporate-owned life insurance                            $1,498.6             $903.6            $221.9
    Traditional and universal life insurance                  $2,582.9           $2,439.7          $2,369.5

(1)Statutory data have been derived from the Annual Statements of Nationwide's life insurance subsidiaries, as filed with insurance regulatory authorities and prepared in accordance with statutory accounting practices.

Life Insurance segment earnings in 1999 increased 36% to $120.8 million, up from $88.8 million a year ago and $66.7 million in 1997. Continued strong sales and reserve growth from both individual and corporate owned investment life insurance products contributed to the sharp earnings increases.

Driven primarily by increased policy charges, revenues from investment life products increased to $226.5 million in 1999 compared to $145.4 million in 1998 and $69.8 million 1997. The revenue growth reflects significantly increased policy reserve levels as individual investment life reserves increased 44% in 1999 to $1.83 billion compared to $1.27 billion a year ago and $895.6 million at the end of 1997. Corporate owned investment life reserves, which include both BOLI and corporate-owned (COLI) products reached $1.50 billion, up from $903.6 million and $221.9 million at the end of 1998 and 1997, respectively.

Pre-tax earnings from investment life products reached $53.4 million 1999 compared to $29.6 million a year ago and $14.7 million in 1997. The strong revenue growth discussed previously more than offset increased operating expenses and slightly elevated mortality experience, which continues to remain within pricing assumptions.

Traditional and universal life pre-tax earnings jumped 14% to $67.4 million in 1999 compared to $59.2 million in 1998 and were $52.0 million in 1997. The 1998 results reflect additional expenses related to the installation of a new policy administration system.

Total life insurance premiums and deposits for 1999 were $1.22 billion compared to $1.21 billion during 1998 and $663.4 million in 1997. Excluding BOLI sales of $123.2 million in 1999 and $554.7 million in 1998, life insurance sales increased 68% in 1999 and 39% in 1998. Sales in 1999 include record levels of production for individual variable life insurance and COLI, reflecting Nationwide's efforts to sell variable life through multiple channels and growing consumer and producer demand.

(iv)  Corporate and Other

The following table summarizes certain selected financial data for Nationwide's Corporate and Other segment for the years indicated:

(in millions of dollars)                                     1999           1998           1997

INCOME STATEMENT DATA
Revenues                                                    $252.5        $ 249.3        $ 209.5
Benefits and expenses                                        222.7          203.1          177.8
Operating income before federal income tax expense(1)        $29.8         $ 46.2         $ 31.7

(1)Excludes realized gains (losses) on investments.

Revenues in the Corporate and Other segment consist of net investment income on invested assets not allocated to the three product segments, investment management fees and other revenues earned from Nationwide mutual funds and net investment income and policy charges from group annuity contracts issued to Nationwide employee and agent benefit plans. During 1999, Nationwide assigned its investment advisory and related agreements associated with Nationwide mutual funds to an affiliate.

In addition to the operating revenue previously presented, Nationwide also reports realized gains and losses on investments in the Corporate and Other segment. Nationwide realized net investment (losses) gains of $(11.6) million, $28.4 million and $11.1 million during 1999, 1998 and 1997, respectively.

C.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

(i)  Market Risk Sensitive Financial Instruments

     Nationwide is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures Nationwide has to interest rate and equity price risk and describes strategies used to manage these risks. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all the risks Nationwide is exposed to.

(ii)  Interest Rate Risk

      Fluctuations in interest rates can potentially impact Nationwide's earnings and cash flows, and the fair value of its assets and liabilities. Generally, in a declining interest rate environment, Nationwide may be required to reinvest the proceeds from matured and prepaid investments at rates lower than the overall yield of the portfolio, which could reduce interest spread income. In addition, minimum guaranteed crediting rates (typically 3% or 3.5%) on certain annuity contracts could result in a reduction of Nationwide's interest spread income in the event of a significant and prolonged decline in interest rates from market rates at the end of 1999. The average crediting rate of annuity products during 1999 was 5.59%, well in excess of the guaranteed rates. Nationwide mitigates this risk by investing in assets with maturities and durations that match the expected characteristics of the liabilities and by investing in mortgage backed securities with limited prepayment exposure.

      Conversely, a rising interest rate environment could result in a reduction of interest spread income or an increase in policyholder surrenders. Investments supporting annuity liabilities generally have a weighted average maturity of seven years when purchased and therefore, the change in yield of the portfolio will lag changes in market interest rates. This lag is increased if the rate of prepayments of mortgage-backed securities slows. To the extent Nationwide sets renewal rates based on current market value rates, this will result in reduced interest spreads. Alternatively, if Nationwide sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by Nationwide may be less than new money rates offered by competitors. This difference could result in an increase in surrender activity by policyholders. If Nationwide could not fund the surrenders with its cash flow from operations, Nationwide may be required to sell investments, which likely would have declined in value due to the increase in interest rates. Nationwide mitigates this risk by offering products that assess surrender charges or market value adjustments at the time of surrender, by investing in assets with maturities and durations that match the expected characteristics of the liabilities, and by investing in mortgage-backed securities with limited prepayment exposure.

(iii) Asset/Liability Management Strategies to Manage Interest Rate Risk

      Nationwide employs an asset/liability management approach tailored to the specific requirements of each of its products. Nationwide's general account investments are primarily managed in a number of pools that are segregated by weighted average maturity of the assets acquired by the pools. For fixed maturity securities and mortgages, the weighted average maturity is based on repayments which are scheduled to occur under the terms of the asset. For mortgage backed securities, repayments are determined using the current rate of repayment of the underlying mortgages and the terms of the securities. Each product line has an investment strategy based on its specific characteristics. The strategy establishes asset duration, quality and other guidelines. Nationwide determines the amount of new investments needed for each line to arrive at the amount of new investments needed for each pool by month. The investments acquired for each pool are shared on a proportional basis by each of the lines requesting investments in the pool based on their actual investment needs.

      For all business having future benefits which cannot be changed at the option of the policyholder, the underlying assets are managed in a separate pool. The duration of assets and liabilities in this pool are kept as close together as possible. For assets, the repayment cash flows, plus anticipated coupon payments, are used in calculating asset duration. Future benefits and expenses are used for liabilities. On December 31, 1999, the average duration of assets in this pool as 7.09 years and the average duration of the liabilities was 7.41 years. Policy reserves on this business were $1.5 billion as of December 31, 1999.

      Because the timing of the payment of future benefits on the majority of Nationwide's business can be changed by the policyholder, Nationwide employs cash flow testing techniques in its asset/liability management process. In addition, each year Nationwide's annuity and insurance business is analyzed to determine the adequacy of the reserves supporting such business. This analysis is accomplished by projecting the anticipated cash flows from such business and the assets required to support such business under a number of possible future interest rate scenarios. The first seven of these scenarios are required by state insurance regulation. Projections are also made using 14 additional scenarios which involve more extreme fluctuations in future interest rates. Finally, to get a statistical analysis of possible results and to minimize any bias in the 21 predetermined scenarios, additional projections are made using 50 randomly generated interest rate scenarios. For Nationwide's 1999 cash flow testing process, interest rates for 90-day treasury bills ranged from 0.73% to 11.98% under the 21 predetermined scenarios and 1.44% to 18.53% under the 50 random scenarios. Interest rates for longer maturity treasury securities had comparable ranges. The values produced by each projection are used to determine future gains or losses from Nationwide's annuity and insurance business, which, in turn, are used to quantify the adequacy of Nationwide's reserves over the entire projection period. The results of Nationwide's cash flow testing indicated that Nationwide's reserves were adequate as of December 31, 1999.

(iv)  Characteristics of Interest Rate Sensitive Financial Instruments

      The following table provides information about Nationwide's financial instruments that are sensitive to changes in interest rates. Insurance contracts that subject Nationwide to significant mortality risk, including life insurance contracts and life-contingent immediate annuities, do not meet the definition of a financial instrument and are not included in the table.

(in millions of dollars)       2000         2001         2002          2003         2004      Thereafter   Total        Fair Value

ASSETS
Fixed maturity securities:
  Corporate bonds:
   Principal                  $1,088.8     $1,669.0     $1,674.3      $1,047.6       $971.6     $3,100.3     $9,551.6     $9,536.5
  Average interest rate            7.5%         7.4%         7.1%          7.1%         7.2%         7.9%
Mortgage and other
asset-backed securities:
  Principal                     $997.2       $920.5       $761.0        $551.8      $ 448.8     $1,606.6    $ 5,285.9    $ 5,196.9
  Average interest rate            7.3%         7.3%         7.3%          7.3%         7.3%         7.4%
Other fixed maturity
securities:
  Principal                      $76.4        $70.3       $107.7         $34.0        $43.9       $207.5       $539.8       $560.6
  Average interest rate            6.4%         6.0%         7.0%          7.8%         6.5%         8.3%
Mortgage loans on real estate:
  Principal                     $292.8       $270.9       $369.9        $391.2       $483.2     $4,024.5     $5,832.5     $5,745.5
  Average interest rate           9.00%         8.3%         8.6%          7.8%         7.7%         7.8%
LIABILITIES
Deferred fixed annuities:
  Principal                   $2,076.0     $1,646.0     $1,448.0      $1,286.0     $1,149.0     $9,626.8    $17,231.8    $16,674.6
  Average credited rate            5.5%         5.4%         5.4%          5.4%         5.4%         5.5%
Immediate annuities:
  Principal                      $27.0        $24.0        $21.0         $19.0        $17.0       $123.0       $231.0       $237.8
  Average credited rate            7.2%         7.2%         7.2%          7.3%         7.3%         7.3%
DERIVATIVE FINANCIAL
INSTRUMENTS
Interest rate swaps:
Pay fixed/receive
variable
Notional value                       -            -        $15.0         $16.0        $90.8       $240.9       $362.7         $4.8
Weighted average pay rate            -            -          2.7%          6.6%         6.8%         6.9%
Weighted average receive             -            -          7.5%          6.1%         6.1%         6.2%
rate
Pay variable/receive fixed
Notional value                       -            -            -             -       $320.4       $285.3       $605.7       $(25.3)
Weighted average pay rate            -            -            -             -          6.4%         6.5%
Weighted average receive             -            -            -             -          3.0%         5.4%
rate
Interest rate futures:
Short positions
Contract amount/notional        $323.6       $256.0       $168.0         $22.0         $9.0         $3.0       $781.6         $1.3
Weighted average
settlement price                 $94.4        $93.4        $93.2         $93.0        $92.8        $92.6

     The following table provides information about Nationwide's financial instruments as of December 32, 1998 that are sensitive to charges in interest rates.


(in millions of dollars)       1999         2000         2001          2002         2003      Thereafter   Total        Fair Value

ASSETS
Fixed maturity securities:
  Corporate bonds:
   Principal                 $ 1,092.7     $1,049.2     $1,667.6      $1,386.3       $882.7     $2,864.0     $8,942.5     $9,364.2
  Average interest rate            8.0%         7.5%         7.3%          7.2%         7.0%         7.6%
Mortgage and other
asset-backed securities:
  Principal                     $905.3       $964.3       $870.7        $588.9       $367.3       $718.3     $4,414.8     $4,499.4
  Average interest rate            7.3%         7.4%         7.2%          7.4%         7.4%         7.0%
Other fixed maturity
securities:
  Principal                       $7.8        $72.0        $54.6        $103.3        $60.6        $65.7       $364.0       $381.5
  Average interest rate            8.5%         6.4%         7.0%          6.6%         6.9%         6.8%
Mortgage loans on real
estate:
  Principal                     $185.9       $373.9       $313.1        $339.5       $408.8     $3,749.6     $5,370.8     $5,527.6
  Average interest rate            9.2%         9.3%         7.0%          8.5%         7.6%         7.1%
LIABILITIES
Deferred fixed annuities:
  Principal                   $1,639.6     $1,548.3     $1,733.7      $1,232.5     $1,169.6     $8,270.7    $15,594.4    $15,282.0
  Average credited rate            5.2%         4.8%         4.5%          4.3%         4.1%         4.1%
Immediate annuities:
  Principal                      $20.6        $20.7        $22.3         $25.2        $29.9        $53.1       $171.8       $201.6
  Average credited rate            7.3%         7.3%         7.3%          7.3%         7.4%         7.4%

     Additional information about the characteristics of the financial instruments and assumptions underlying the data presented in the table above are as follows:

     Mortgage and other asset-backed securities (MBSs): The maturity year is determined based on the terms of the securities and the current rate of prepayment of the underlying pools of mortgages. Nationwide limits its exposure to prepayments by purchasing less volatile types of MBSs.

     Other Fixed Maturity Securities and Mortgage Loans on Real Estate: The maturity year is determined based on the maturity date of the security or loan.

     Deferred Fixed Annuities: the maturity year is based on the expected date of policyholder withdrawal, taking into account actual experience, current interest rates, and contract terms. Included are group annuity contracts ($9.70 billion) which are generally subject to market value adjustment upon surrender and may also be subject to surrender charges. Of the total group annuity liabilities, $7.28 billion was in contracts where the crediting rate is reset quarterly. For the remaining $2.42 billion of group annuity reserves, the crediting rate is reset annually on January 1. Also included are $5.89 billion of individual annuity liabilities where the crediting rate is reset annually, with portions resetting in each calendar quarter. Such individual annuity contracts are also subject to surrender charges calculated as a percentage of the lesser of deposits made or the amount surrendered and assessed at declining rates during the first seven years after a deposit is made. The average crediting rate is calculated as the difference between the projected yield of the assets backing the liabilities and a targeted interest spread. However, for certain individual annuities the credited rate is also adjusted to partially reflect current new money rates.

     Immediate Annuities: Included are non-life contingent contracts in payout status where Nationwide has guaranteed periodic, typically monthly, payments. The maturity year is based on the terms of the contract.

(iv.)  Equity Market Risk

     Asset fees calculated as a percentage of the separate account assets are a significant source of revenue to Nationwide. At December 31, 1999, 88% of separate account assets were invested in equity mutual funds. Gains and losses in the equity markets will result in corresponding increases and decreases in Nationwide's separate account assets and the reported asset fee revenue. In addition, a decrease in separate account assets may decrease Nationwide's expectations of future profit margins which may require Nationwide to accelerate the amortization of deferred policy acquisition costs.



8.   DIRECTORS AND EXECUTIVE OFFICERS

     Nationwide's Board of Directors currently consists of the following sixteen
     Directors:



                         NAME                                  AGE              DIRECTOR SINCE        YEAR TERM WILL EXPIRE

Lewis J. Alphin                                                 51                   1993                     2015

A. I. Bell                                                      54                   1998                     2013


Nancy C. Breit                                                  65                   1986                     2001

Yvonne M. Curl                                                  45                   1998                     2022


Kenneth D. Davis                                                46                   1999                     2002

Keith W. Eckel                                                  53                   1996                     2014

Willard J. Engel                                                60                   1994                     2006

Fred C. Finney                                                  53                   1992                     2013

Joseph J. Gasper                                                56                   1996                     2008

William G. Jurgensen                                            49                   2000                     2003

Dimon R. McFerson                                               63                   1981                     2002

David O. Miller                                                 61                   1996                     2006

Ralph M. Paige                                                  57                   1999                     2002

James F. Patterson                                              58                   1989                     2007

Arden L. Shisler                                                58                   1984                     2008

Robert L. Stewart                                               63                   1992                     2004

                               EXECUTIVE OFFICERS

                 NAME                           AGE                              POSITION WITH NATIONWIDE


Dimon R. McFerson                                63           Chairman


William G. Jurgensen                             49           Chief Executive Officer

Joseph J. Gasper                                 56           President and Chief Operating Officer

Richard D. Headley                               51           Executive Vice President - Chief Information Technology
                                                              Officer

Robert A. Oakley                                 53           Executive Vice President - Chief Financial Officer

Robert J. Woodward, Jr.                          58           Executive Vice President - Chief Investment Officer

John R. Cook, Jr.                                57           Senior Vice President - Chief Communications Officer

David A. Diamond                                 44           Senior Vice President - Corporate Controller

Philip C. Gath                                   52           Senior Vice President - Chief Actuary

Patricia R. Hatler                               45           Senior Vice President, General Counsel and Secretary

Donna A. James                                   42           Senior Vice President - Chief Human Resources Officer

Richard A. Karas                                 57           Senior Vice President - Sales - Financial Services

Gregory S. Lashutka                              56           Senior Vice President - Corporate Relations

Mark R. Thresher                                 43           Senior Vice President - Finance - Nationwide Financial

Susan A. Wolken                                  49           Senior Vice President - Product Management and Nationwide
                                                              Financial Marketing

Rhodes B. Baker                                  53           Vice President - Life Company Operations

Dennis W. Click                                  61           Vice President - Secretary

R. Dennis Noice                                  53           Vice President - Systems

Biographical information for each of the individuals listed in the above table is set forth below.


WILLIAM G. JURGENSEN
To be added by pre-effective amendment



DIMON R. MCFERSON has been a Director since April 1988 and Chairman since April 1996. He was elected Chief Executive Officer in December 1992, and President and Chief Executive Officer in December 1993. He was President and General Manager of Nationwide Mutual Insurance Company from April 1988 to April 1991; President and Chief Operating Officer of Nationwide Mutual Insurance Company from April 1991 to December 1992; and President and Chief Executive Officer of Nationwide Mutual Insurance Company from December 1992 to April 1996. Mr. McFerson has been with Nationwide for 20 years.


JOSEPH J. GASPER has been President and Chief Operating Officer and Director of Nationwide since April 1996. Previously, he was Executive Vice President - Property/Casualty Operations of Nationwide Mutual Insurance Company from April 1995 to April 1996. He was Senior Vice President - Property/Casualty Operations of Nationwide Mutual Insurance Company from September 1993 to April 1995. Prior to that time, Mr. Gasper held numerous positions within Nationwide. Mr. Gasper has been with Nationwide for 33 years.

LEWIS J. ALPHIN has been a Director of Nationwide since 1993. Mr. Alphin owns and operates an 800-acre farm in Mt. Olive, NC. He taught agriculture business at James Sprunt Community Collegy in Kenansville, NC for more than 22 years before retiring in 1994. He is the former board chairman of the Cape Fear Farm Credit Association, a member and former vice president, secretary/treasurer, and director of the Duplin County Agribusiness Council, and a former board member of the Southern States Cooperative (1986 to 1993). Mr. Alphin is a member of the Duplin County Farm Bureau, the North Carolina Farm Bureau, ad the Farm Credit

Council. He is a member and former director of the Oak Wolfe Fire Department.

A. I. BELL has been a Director of Nationwide since April, 1998. Mr. Bell has served as a state trustee of the Ohio Farm Bureau Federation from 1991 to 1998 and as president that last four years. He oversees the Bell family farm in Zanesville, Ohio. The farm is the hub of a multi-family swine network, in addition to grain and beef operations. Mr. Bell has represented the Ohio Farm Bureau at state and national level activities, and has traveled internationally representing Ohio agriculture. In 1995, he was introduced into The Ohio State University Department of Animal Sciences Hall of Fame.

NANCY C. BREIT has been a Director of Nationwide since 1986. Mrs. Thomas is a board member of Farm Credit Services' 4th District and serves on the advisory board of Walsh University in North Canton, OH. She is a past president and former director of the Ohio Agricultural Marketing Association and served on the boards of the Ohio Farm Bureau Federation and Landmark, Inc., a farm supply cooperative which is now part of Indianapolis-based Countrymark, and as the Midwest regional representative on the American Farm Bureau women's committee.

YVONNE M. CURL has been a Director of Nationwide since April, 1998. Ms. Montgomery is senior vice president/general manager - Public Sector Worldwide/Document Solutions Group for Xerox Corporation. A resident of Washington, DC, Ms. Montgomery is in charge of providing an integrated, industry-focused portfolio of document solutions and services to the public sector worldwide. Ms. Montgomery joined Xerox in 1976 as a sales representative and progressed through management positions, including vice president-field operations and executive assistant to the chairman and CEO.

KENNETH D. DAVIS has been a Director of Nationwide since April 1999. Mr. Davis is the immediate past president of the Ohio Farm Bureau Federation. He served as a member of the Ohio Farm Bureau Federation's board of trustees from 1989 until 1999. He served as first vice president of the board from 1994 until 1998. Mr. Davis serves on the board of directors of his local rural electric cooperatives and is a member of many agriculture organizations including the Ohio Corn Growers, Ohio Cattlemen's and Ohio Soybean associations.

KEITH W. ECKEL has been a Director of Nationwide since April 1996. Mr. Eckel is a partner of Fred W. Eckel Sons and president of Eckel Farms, Inc. in northeast Pennsylvania. He received the Master Farmer award from Penn State University in 1982. Mr. Eckel is a member of the Pennsylvania Agricultural Land Preservation Board. He is a former president of the Pennsylvania Farm Bureau, a position he held for 15 years, and the Lackawanna County Cooperative Extension Association. He has served as a board member and executive committee member of the American Farm Bureau Federation. He is a former vice president of the Pennsylvania Council of Cooperative Extension Associations and former board member of the Pennsylvania Vegetable Growers Association.

WILLARD J. ENGEL has been a Director of Nationwide since 1994. Mr. Engel served as general manager of Lyon County Co-Operative Oil Co. in Marshall, MN from 1975 to 1997, and occasionally serves on a consulting basis. He previously was a division manager of the Truman Farmers Elevator. He is a former director of the Western Co-op Transport in Montevideo, MN, a former director and legislative committee chairman of the Northwest Petroleum Association in St. Paul, and a former director of Farmland Industries in Kansas City.

FRED C. FINNEY has been a Director of Nationwide since 1992. Mr. Finney is the owner and operator of the Moreland Fruit Farm and operator of Melrose Orchard in Wooster, OH. He is past president of the Ohio Farm Bureau Federation, the Ohio Fruit Growers Society, Wayne County Farm Bureau, and the Westwood Ruritan Club. He is a member of the American Berry Cooperative.

DAVID O. MILLER has been a Director of Nationwide since November 1996. Mr. Miller has been Chairman of the Board since 1998. Mr. Miller is president of Owen Potato Farm, Inc. and a partner of M&M Enterprises in Licking County, OH. He is a director and board chairman of the National Cooperative Business Association, director of Cooperative Business International and the International Cooperative Alliance, and serves on the educational executive committee of the National Council of Farmer Cooperatives. He was president of the Ohio Farm Bureau Federation from 1981 to 1985 and was vice president for six years. Mr. Miller served a two year term on the board of the American Farm Bureau Association. He is past president of the Ohio Vegetable and Potato Growers Association, and was a director of Landmark, Inc., a farm supply cooperative which is now part of Indianapolis-based Countrymark.

RALPH M. PAIGE has been a Director of Nationwide since April 1999. Mr. Paige has been the Executive Director of the Federation of Southern Cooperatives/Land Assistance Fund since 1969. Mr. Paige also served as the National Field Director/Georgia State Director from 1981 to 1984.

JAMES F. PATTERSON has been a Director of Nationwide since April 1989. Mr. Patterson is president of Patterson Farms, Inc. and has operated Patterson Fruit Farm in Chesterland, OH since 1964. Mr. Patterson is on the boards of The Ohio State University Hospitals Health System in Cleveland, Geauga Hospital, Inc. and the National Cooperative Business Association. He is past president of the Ohio Farm Bureau Federation and former member of Cleveland Foundation's Lake and Geauga Advisory Committees.

ARDEN L. SHISLER has been a Director of Nationwide since 1984. Mr. Shisler is president and chief executive officer of K&B Transport, Inc., a trucking firm in Dalton, OH. He is a director of the National Cooperative Business Association in Washington, DC. He is a former board member and vice president of the Ohio Farm Bureau Federation and past president of the Ohio Agricultural Marketing Association, an Ohio Farm Bureau Federation subsidiary. He is a member of the Ohio Trucking Association, the Ohio Trucking Safety Council, the Wayne County Farm Bureau, Cornerstone Community Church, the Advisory Committee of The Ohio State University Agriculture Technical Institute and a board member of the Wilderness Center.

ROBERT L. STEWART has been a Director of Nationwide since 1989. Mr. Stewart is the owner and operator of Sunnydale Farms and Mining in Jewett, OH. He served on the board of the Ohio Farm Bureau Federation and as president of the Ohio Holstein Association board. Mr. Stewart was a director of the Ohio Agricultural Stabilization and Conservation Service board and Landmark, Inc. a farm supply cooperative which is now part of Indianapolis-based Countrymark.

RICHARD D. HEADLEY has been Executive Vice President - Chief Information Technology Officer since May 1999. He was Senior Vice President - Chief Information Technology Officer from October 1997 to May 1999. Previously, Mr. Headley was Chairman and Chief Executive Officer of Banc One Services Corporation from 1992 to October 1997. From January 1975 until 1992 Mr. Headley held several positions with Banc One Corporation. Mr. Headly has been with Nationwide for 2 years.

ROBERT A. OAKLEY has been Executive Vice President - Chief Financial Officer since April 1995. Previously, he was Senior Vice President - Chief Financial Officer from October 1993 to April 1995. Prior to that time, Mr. Oakley held several positions within Nationwide. Mr. Oakley has been with Nationwide for 24 years.

ROBERT J. WOODWARD, JR. has been Executive Vice President - Chief Investment Officer since August 1995. Previously, he was Senior Vice President - Fixed Income Investments from March 1991 to August 1995. Prior to that time, Mr. Woodward held several positions within Nationwide. Mr. Woodward has been with Nationwide for 35 years.

JOHN R. COOK, JR. has been Senior Vice President - Chief Communications Officer since May 1997. Previously, Mr. Cook was Senior Vice President - Chief Communications Officer of USAA from July 1989 to May 1997. Mr. Cook has been with Nationwide for 2 years.

DAVID A. DIAMOND has been Senior Vice President - Corporate Controller since August 1999. He was Vice President-Controller from August 1996 to August 1999. Previously, he was Vice President - Controller from October 1993 to August 1996. Prior to that time, Mr. Diamond held several positions within Nationwide. Mr. Diamond has been with Nationwide for 11 years.

PHILIP C. GATH - has been Senior Vice President - Chief Actuary - Nationwide Financial since May 1998. Previously, Mr. Gath was Vice President - Product Manager - Individual Variable Annuity from July 1997 to May 1998. Mr. Gath was Vice President - Individual Life Actuary from August 1989 to July 1997. Prior to that time, Mr. Gath held several positions within Nationwide. Mr. Gath has been with Nationwide for 31 years.

PATRICIA R. HATLER has been Senior Vice President, General Counsel and Secretary since April 2000. Previously, she was Senior Vice President and General Counsel from July 1999 to April 2000. Prior to that time, she was General Counsel and Corporate Secretary of Independence Blue Cross from 1983 to July 1999.

DONNA A. JAMES has been Senior Vice President - Chief Human Resources Officer since May 1999. She was Senior Vice President - Human Resources from December 1997 to May 1999. Previously she was Vice President - Human Resources from July 1996 to December 1997. Prior to that time, Ms. James was Vice President - Assistant to the CEO of Nationwide from March 1996 to July 1996. From May 1994 to March 1996 she was Associate Vice President - Assistant to the CEO for Nationwide. Previously Ms. James held several positions within Nationwide. Ms. James has been with Nationwide for 18 years.

RICHARD A. KARAS has been Senior Vice President - Sales - Financial Services since March 1993. Previously, he was Vice President - Sales - Financial Services from February 1989 to March 1993. Prior to that time, Mr. Karas held several positions within Nationwide. Mr. Karas has been with Nationwide for 35 years.

GREGORY S. LASHUTKA has been Senior Vice President - Corporate Relations since January 2000. Previously, he was the Mayor of the City of Columbus (Ohio) from January 1992 to December 1999. From January 1986 to December 1991, Mr. Lashutka was a Partner with Squire, Sanders & Dempsey. From January 1978 to December 1985, he was City Attorney for the City of Columbus (Ohio).

MARK R. THRESHER has been Senior Vice President - Finance - Nationwide Financial since May 1999. He was Vice President - Controller from August 1996 to May 1999. He was Vice President and Treasurer from November 1996 to February 1997. Previously, he was Vice President and Treasurer from June 1996 to November 1996. Prior to joining Nationwide, Mr. Thresher served as a partner with KPMG LLP from July 1988 to June 1996.

SUSAN A. WOLKEN has been Senior Vice President - Product Management and Nationwide Financial Marketing since May 1999. Previously, Ms. Wolken was Senior Vice President - Life Company Operations from June 1997 to May 1999. She was Senior Vice President - Enterprise Administration from July 1996 to June 1997. Prior to that time, she was Senior Vice President - Human Resources from April 1995 to July 1996. From September 1993 to April 1995, Ms. Wolken was Vice President - Human Resources. From October 1989 to September 1993 she was Vice President - Individual Life and Health Operations. Ms. Wolken has been with Nationwide for 25 years.

RHODES B. BAKER has been Vice President - Life Company Operations since May 1999. Previously, he was Vice President - Individual Annuities from May 1998 to May 1999. Prior to that time, he held several positions within Nationwide. Mr. Baker has been with Nationwide for 22 years.

DENNIS W. CLICK has been Vice President - Secretary since December 1997. Previously, he was Vice President - Assistant Secretary from December 1996 to December 1997. Mr. Click was Vice President - Assistant Secretary from August 1994 to December 1997. Mr. Click was Associate Vice President and Assistant Secretary from August 1989 to August 1994. Prior to that time, he held several positions within Nationwide. Mr. Click has been with Nationwide for 39 years.

R. DENNIS NOICE has been Vice President - Systems - Nationwide Financial since April 1999. He was Vice President - Systems - Nationwide Financial Services from April 1998 to April 1999. Previously, he was Vice President - Retail Operations from March 1997 to April 1998. Prior to that time, Mr. Noice was Vice President Individual Investment Products from October 1989 to March 1997. Prior to that time, Mr. Noice held several positions within Nationwide. Mr. Noice has been with Nationwide for 28 years.

9.  EXECUTIVE COMPENSATION

     A. COMPENSATION

     Pursuant to a Cost Sharing Agreement, the salaries and benefits of certain officers and employees of Nationwide and its subsidiaries, including Named Executive Officers, will be paid by Nationwide Mutual Insurance Company and reimbursed in accordance with the terms of the Cost Sharing Agreement.

     The following table provides certain information concerning compensation received by Nationwide's Chief Executive Officer and the four remaining most highly paid executive officers (the "Named Executive Officers") as of the last fiscal year, for the last three fiscal years ended December 31, 1999, 1998 and 1997 solely for services rendered to Nationwide and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                           Long Term Compensation
                                                                         -------------------------------
                                            Annual Compensation                    Awards
                                 -------------------------------------- -------------------------------
                                                                           Restricted      Securities    Long Term
                                                           Other Annual  Stock Award(s)    Underlying    Incentive
         Name and                   Salary        Bonus    Compensation        $         Options/SARs #    Plan      All Other
    Principal Position     Year        $            $            $                                        Payouts   Compensation
------------------------- ------  ---------- ------------ ------------ --------------- --------------- ---------- -------------
Dimon R. McFerson:         1999      446,900  1,008,504(2)                      _____        109,700       _____        22,785(11)
  Chairman and Chief       1998      430,970    392,982(3)       (5)            _____         60,000     204,351(9)     23,278(12)
  Executive Officer -      1997      381,717    111,780(4)       (5)           907,147(7)     40,000     207,000(10)    21,751(13)
  Nationwide Financial
  Services, Inc.(1)                                              (5)

  Joseph J. Gasper:        1999      512,308    952,282(2)       (5)            _____         78,000(8)    _____        21,492(11)
  President and Chief      1998      461,308    330,647(3)       (5)            _____         40,000     143,520(9)     21,491(12)
  Operating Officer        1997      358,066     97,250(4)       (5)           396,563(7)     30,000     155,600(10)    18,155(13)

Richard A. Karas:          1999      307,308    330,021(2)       (5)            _____         34,400(8)    _____        13,177(11)
  Senior Vice President -  1998      283,847    212,503(3)       (5)            _____         20,000      90,000(9)     13,174(12)
  Sales - Financial        1997      246,058     72,900(4)       (5)           167,508(7)     10,000      81,000(10)    13,020(13)
  Services

Robert J. Woodward:        1999      280,293    503,928(2)       (5)            _____         21,800       _____        11,406(11)
  Executive Vice           1998      236,599    209,607(3)       (5)            _____         12,000      80,694(9)     10,883(12)
  President - Chief        1997      223,803     53,694(4)       (5)           182,877(7)     10,000      73,219(10)    11,453(13)
  Investment Officer(1)

Susan A. Wolken:           1999      239,962    259,979(2)       (5)            71,969(6)     16,715(8)    _____        10,343(11)
  Senior Vice President    1998      228,654    156,978(3)       (5)            _____         12,000      68,700(9)      7,778(12)
  Product Management       1997      199,443     57,240(4)       (5)            17,625(7)      2,000      58,869(10)     8,316(13)
  and Marketing

(1) Figures in the table, other than Restricted Stock, Securities Underlying Options/Stock Appreciation Rights and All Other Compensation, represent compensation received by Mr. McFerson and Mr. Woodward for their service rendered to Nationwide Financial Services and its subsidiaries as allocated pursuant to the Cost Sharing Agreement.
(2) Represents the amount received by the Named Executive Officers under the Performance Incentive Plan (hereinafter defined) in 2000 for the 1999 award year.
(3) Represents the amount received by the Named Executive Officers under the Performance Incentive Plan in 1999 for the 1998 award year.
(4) Represents the amount received by the Named Executive Officers under the Management Incentive Plan (hereinafter defined) in 1998 for the 1997 award year.
(5) Aggregate perquisites and other personal benefits are less than the lower of $50,000 or 10% of combined salary and bonus.
(6) The following is the number of shares and value of restricted stock at the end of the last fiscal year for Ms. Wolken - 1,750 shares at a value of $48,891.
(7) The following are the number of shares and value of the restricted stock at the end of the last fiscal year for: Mr. McFerson - 15,000 shares at a value of $419,063; Mr. Gasper - 10,000 shares at a value of $279,375;

     Mr. Karas - 4,000 shares at a value of $111,750; Mr. Woodward - 3,500 shares at a value of $97,781 and Ms. Wolken - 750 shares at a value of 20,953.
(8) Mr. Gasper's options include 2,500 Villanova Capital, Inc. ("VCI") (a subsidiary of Nationwide Financial Services, Inc.) options; Mr. Karas' options include 2,000 VCI options; and Ms. Wolkens options include 1,500 VCI options.
(9) Represents the amount received by the Named Executive Officers under the Executive Incentive Plan (hereinafter defined) in 1999 for the award period 1996 - 1998.
(10) Represents the amount received by the Named Executive Officers under the Executive Incentive Plan in 1998 for the award period 1995 to 1997.
(11) Represents contributions made or credited by Nationwide Financial Services for 1999 under the Savings Plan and the DC Supplemental Plan (hereinafter defined). The following are the amounts for the Savings Plan and the DC Supplemental Plan: McFerson - $2,241 for the Savings Plan and $20,544 for the DC Supplemental Plan; Mr. Gasper - $4,800 for the Savings Plan and $16,692 for the DC Supplemental Plan; Mr. Karas - $4,800 for the Savings Plan and $8,377 for the DC Supplemental Plan; Mr. Woodward - $3,665 for the Savings Plan and $7,741 for the DC Supplemental Plan; and Ms. Wolken - $4,800 for the Savings Plan and $5,543 for the DC Supplemental Plan.
(12) Represents contributions made or credited by Nationwide Financial Services, Inc. for 1998 under the Savings Plan and the DC Supplemental Plan. The following are the amounts for the Savings Plan and the DC Supplemental Plan, and in the case of Mr. McFerson, above-market interest on deferred compensation: Mr. McFerson - $2,206 for the Savings Plan and $20,224 for the DC Supplemental Plan and $848 for the above-market interest on deferred compensation; Mr. Gasper - $4,800 for the Savings Plan and $16,691 for the DC Supplemental Plan; Mr. Karas - $4,800 for the Savings Plan and $8,374 for the DC Supplemental Plan; Mr. Woodward - $3,497 for the Savings Plan and $7,386 for the DC Supplemental Plan; and Ms. Wolken - $4,800 for the Savings Plan and $2,978 for the DC Supplemental Plan.
(13) Represents contributions made or credited by Nationwide Financial Services, Inc. for 1997 under the Savings Plan and the DC Supplemental Plan. The following are the amounts for the Savings Plan and the DC Supplemental
     Plan: Mr. McFerson - $2,142 for the Savings Plan and $19,609 for the DC Supplemental Plan; Mr. Gasper - $4,760 for the Savings Plan and $13,395 for the DC Supplemental Plan; Mr. Karas - $4,760 for the Savings Plan and $8,260 for the DC Supplemental Plan; Mr. Woodward - $3,468 for the Saving Plan and $7,985 for the DC Supplemental Plan; and Ms. Wolken - $4,760 for the Savings Plan and $3,556 for the DC Supplemental Plan.

B.   EXECUTIVE INCENTIVE PLAN

     Pror to May 1, 1999, Nationwide Mutual Insurance Company and certain of its subsidiaries and affiliates, including Nationwide, maintained the Executive Incentive Plan (EIP). Under the EIP, annual payments were made to the Named Executive Officers and certain other officers of the participating companies based on the achievement of measures tied to the performance of the Nationwide Mutual Insurance Company and its subsidiaries and affiliates (the "Nationwide Group") and the relevant operating company over the preceding three years. Performance measures were based on profitability and growth objectives that were established in advance by the Board of Directors of the participating company. Under the EIP, the participant was granted a target incentive amount that represented a percentage (from 10% to 30% depending on the participant's position within the participating company) of the participant's base salary. The actual amount received by the participant ranged from zero to twice the target incentive amount, depending solely on the achievement of the performance measures. Nationwide and the participating subsidiaries and affiliates terminated the EIP in May 1999. As of May 1999, the Named Executive Officers no longer participate in the EIP, but rather participated in the Performance Incentive Plan, which is later defined.

C.   MANAGEMENT INCENTIVE PLAN

     Prior to 1999, Nationwide Mutual Insurance Company and certain of its subsidiaries and affiliates, including Nationwide, maintain the Management Incentive Plan (MIP). Under the MIP prior to 1998, annual payments were made to the Named Executive Officers and certain other management employees of the participating companies based on the achievement of measures tied to the performance of Nationwide and the relevant operating company, the relevant business unit and the individual participant over the preceding year. Performance measures were based on profitability, growth, expense management and key strategic objectives, which were established in advance. Under the MIP, the participant was granted a target incentive amount that represented a percentage (from 5% to 15% depending on the participant's position within the participating company) of the participant's base salary. The actual amount received by the participant under the MIP ranged from zero to twice the base incentive amount, depending solely on the achievement of the performance measures.

     Nationwide and the participating subsidiaries and affiliates terminated the Management Incentive Plan, with respect to these officers, at the close of calendar year 1997, and, for all other participants at the close of calendar year 1998. Beginning in 1998, the Named Executive Officers and certain other officers of the participating companies no longer participate in the MIP, but rather participate in the Performance Incentive Plan.

D.   PERFORMANCE INCENTIVE PLAN

     Nationwide Mutual Insurance Company and certain of its subsidiaries and affiliates, including Nationwide, maintain the Performance Incentive Plan
     (PIP), first implemented in 1998. Under the PIP, annual payments are made to Named Executive Officers and certain other management employees of the participating companies based on the achievement of measures tied to the performance of the Nationwide, the relevant operating company, the relevant business unit and the individual participant over the preceding year. Performance measures are based on a broad series of key financial results, financial and operational comparison to external peer comparators, the extent of accomplishment of strategic initiatives, and other factors and results impacting organization performance, and further based upon individual employee performance. Under the PIP, the participant will be granted a target incentive amount that represents a percentage (from 5% to 50% depending on the participant's position within the participating company) of the participant's base salary. The actual amount received by the participant under the PIP will range from zero to no maximum factor of the participant's base salary, depending solely on the achievement of the performance measures.

E.   DEFERRED COMPENSATION PROGRAM

     Nationwide Mutual Insurance Company and certain of its subsidiaries and affiliates, including Nationwide, maintain a deferred compensation program (the "Officers' Deferred Compensation Program") pursuant to which officers of participating companies may elect to defer payment of amounts otherwise payable to them. An eligible officer is permitted to enter into a deferral agreement pursuant to which such officer may annually elect to defer a portion of his or her salary or incentive compensation earned during the following year. Any such election is effective prospectively. Amounts deferred under the Officer's Deferred Compensation Program will generally be payable in annual installments beginning in January of the calendar year following the calendar year in which the officer terminates employment or after the expiration and the deferral period elected by the participant. Amounts deferred under the Officers' Deferred Compensation Program are credited with interest. The interest rate is based on the fixed rate option in the Savings Plan.

F.   SAVINGS PLAN

     Nationwide Mutual Insurance Company and certain of its subsidiaries and affiliates, including Nationwide, maintain the Nationwide Savings Plan (the "Savings Plan"), a qualified profit-sharing plan including a qualified cash or deferred arrangement covering eligible employees of participating companies. Under the Savings Plan, participants who are not residents of Puerto Rico may elect to contribute between 1% and 22% of their compensation to accounts established on their behalf under the Savings Plan in the form of voluntary salary reductions on a pretax basis and participants who are residents of Puerto Rico may make contributions on an after-tax basis. The participating companies are obligated to make matching employer contributions, for the benefit of their participating employees, at the rate of 70% of the first 2% of compensation deferred or contributed to the Savings Plan by each employee, and 40% of the next 4% of compensation deferred or contributed by each employee to the Savings Plan. All amounts contributed to the Savings Plan are held in a separate account for each participant and are invested in one or more funds made available under the Savings Plan and selected by the participant. Normally, a participant receives the value of his or her account upon termination of employment, although a participant may withdraw all or a part of the amounts credited to his or her accounts during employment under certain circumstances including attainment of age 59 1/2, or receive a loan of a portion of his or her account balance. Under the Savings Plan, a participant is immediately vested in all amounts credited to his or her account as a result of salary deferrals (and earnings on those deferrals) or after-tax contributions (and earnings on those contributions), as applicable. A participant is vested in amounts attributable to employer matching contributions (and earnings on those contributions) over a period of five years.

G.   SUPPLEMENTAL DEFINED CONTRIBUTION PLAN

     Nationwide Mutual Insurance Company and certain of its subsidiaries and affiliates, including Nationwide, maintain an unfunded, nonqualified defined contribution supplemental benefit plan, the Nationwide Supplemental Defined Contribution Plan (the "DC Supplemental Plan"), which provides benefits, equal to employer matching contributions that would have been made under the Savings Plan for the participants, in the absence of the IRC
     Section 401(a)(17) limitation on compensation that can be considered and the IRC Section 402(g) limitation on amounts that can be deferred under the Savings Plan reduced by actual employer matching contributions made to the Savings Plan. Participants are limited to those officers earning in excess of $170,000 annually. Benefits under the DC Supplemental Plan vest at the same time as employer matching contributions vest under the Savings Plan.

H.   NATIONWIDE FINANCIAL SERVICES, INC. 1996 LONG-TERM EQUITY COMPENSATION PLAN

     The purpose of the Long Term Equity Compensation Plan (LTEP) is to benefit the stockholders of Nationwide Financial Services by encouraging high levels of performance by selected officers, directors and employees of Nationwide Financial Services and certain of its affiliates, attracting and retaining the services of such individuals and aligning the interests of such individuals with those of the stockholders.

     The LTEP provides for the grant of any or all of the following, types of awards:

      (i) stock options, including incentive stock options and non-qualified stock options, for shares of Class A Common Stock;

      (ii) stock appreciation rights, either in tandem with stock options or freestanding;

      (iii) restricted stock; and

      (iv)  performance awards.

     Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Internal Revenue Code. Awards may be made to the same person on more than one occasion and may be granted singularly, in combination or in tandem as determined by Nationwide Financial Services Compensation Committee.

     The LTEP grants the Nationwide Financial Services Compensation Committee, which administers the LTEP, flexibility in creating the terms and restrictions deemed appropriate for particular awards as facts and circumstances warrant. The LTEP is intended to constitute a non-qualified, unfunded, unsecured plan for incentive and deferred compensation and is not intended to be subject to any requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Awards under the LTEP which are performance-based are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     No awards may be granted under the LTEP after December 11, 2006, and the LTEP may be terminated by the Board of Directors of Nationwide Financial Services prior to such date. In the event of expiration or earlier termination of the LTEP, the LTEP will remain in effect until such time as all awards granted thereunder have been satisfied or have expired.

I.   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table shows, as to Named Executive Officers in the Summary Compensation Table, certain information concerning stock options granted during the 1999 fiscal year under the Long Term Equity Compensation Plan.

           OPTION/STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

                                    NUMBER OF       % OF TOTAL OPTIONS
                                    SECURITIES          GRANTED TO          EXERCISE
                                    UNDERLYING         EMPLOYEES IN      PRICE OR BASE                        GRANT DATE
                                 OPTIONS GRANTED        FISCAL YEAR        PRICE $/SH                        PRESENT VALUE
             NAME                      (1)                                                EXPIRATION DATE         (2)

Dimon R. McFerson                     75,000               7.2%             $48.125      February 9, 2009     $1,508,250
                                      34,700               3.4%             $38.250      November 9, 2009       545,137
Joseph J. Gasper                      50,000               4.8%             $48.125      February 9, 2009      1,005,500
                                      25,500               2.5%             $38.250      November 9, 2009       400,605
Robert J. Woodward, Jr.               15,000               1.4%             $48.125      February 9, 2009       301,650
                                      6,800                0.7%             $38.250      November 9, 2009       106,828
Richard A. Karas                      25,000               2.4%             $48.125      February 9, 2009       502,750
                                      7,400                0.7%             $38.250      November 9, 2009       116,254
Susan A. Wolken                       9,215                0.9%             $48.125      February 9, 2009       185,314
                                      6,000                0.6%             $38.250      November 9, 2009       94,260



(1) One-third of the options granted become exercisable each year on the anniversary of the grant date. Options may be accelerated upon a change of control or certain other events of termination of employment.
(2) The estimated grant date present value dollar amounts in this column are the result of calculations made using the Black-Scholes model, a theoretical method for estimating the present value of stock options based on a complex set of assumptions. The material assumptions and adjustments incorporated in the Black-Scholes model used to estimate the value of these options include the following:

            - An exercise price on the options equal to the fair market value of the underlying stock on the date of the grant, as listed in the table.

            - The rate available at the time the grant was made on zero-coupon U.S. Government issues with a remaining term equal to the expected life. The risk-free rate was 4.91% for the February 9, 1999 grants and 5.97% for the November 9, 1999 grant.

            - Dividends at a rate of $0.30 per share for the February 9, 1999 grant and $0.40 for the November 9, 1999 grant, representing the annualized dividends paid on shares of common stock at the date of grant.

            - An option term before exercise of 5 years, which represents the typical period that options are held prior to exercise.

            - Volatility of the stock price of 42.02% for the February 9, 1999 grant, reflecting the daily stock price volatility for the one-year period prior to the grant date, and 41.23% for the November 9, 1999 grant, reflecting the daily stock price volatility for the one-year period prior to the grant date.

            - No adjustments were made for vesting requirements, non-transferability, or risk of forfeiture.

J.   OPTIONS/STOCK APPRECIATION RIGHTS EXERCISES AND HOLDINGS

     The following table provides information, with respect to Named Executive Officers, concerning the exercise of options and/or Stock Appreciation Rights during 1999 and unexercised options and Stock Appreciation Rights held as of fiscal year-end December 31, 1999, under the Long-Term Executive Compensation Plan.

   AGGREGATED OPTION/S STOCK APPRECIATION RIGHTS EXERCISES IN LAST FISCAL YEAR
              AND YEAR-END OPTION/STOCK APPRECIATION RIGHTS VALUES

NAME                        SHARES     VALUE REALIZED   NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE MONEY
                         ACQUIRED ON                     UNEXERCISED OPTIONS AT FISCAL      OPTIONS AT FISCAL YEAR-END ($)
                           EXERCISE                    YEAR-END EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
Dimon R. McFerson           2,500         $31,250                44,167/163,033                      107,241/59,165
Joseph J. Gasper            _____          _____                 33,333/112,167                      88,750/44,375
Richard A Karas             _____          _____                 10,667/33,133                       29,585/14,790
Robert J. Woodward, Jr      _____          _____                 13,333/49,067                       29,585/14,790
Susan A. Wolken             _____          _____                  5,333/23,792                        5,915/2,960

K.   PENSION PLANS

(i)  Retirement Plan

     Nationwide Mutual Insurance Company and certain of its subsidiaries and affiliates, including Nationwide, maintain a qualified defined-benefit plan, the Nationwide Retirement Plan (the "Retirement Plan"). In general, a participant's annual retirement benefit under the Retirement Plan will be equal to the sum of:

            (i) 1.25% of the participant's Final Average Compensation times years of service (to a maximum of 35 years); and

            (ii) 0.50% of the participant's Final Average Compensation in excess of Social Security Covered Compensation times years of service (to a maximum of 35 years).

    Final Average Compensation, for the portion of the participant's benefit which is attributable to service on or after January 1, 1996, is the average of the highest five consecutive covered compensation amounts of the participant in the participant's last 10 years of service. For the portion of a participant's benefit attributable to service prior to January 1, 1996, Final Average Compensation is the average of the highest three consecutive covered compensation amounts of the participant in the participant's last 10 years of service. Covered compensation, for purposes of determining Final Average Compensation under either method, is calculated on a calendar-year basis and includes compensation from any member company of Nationwide. With respect to Messrs. Gasper and Karas and Ms. Wolken, because each such officer's compensation is allocated solely to Nationwide Financial Services and its subsidiaries, covered compensation includes the compensation listed under the headings Salary, Bonus and Long-Term Incentive Plan Payouts shown in the Summary Compensation Table. Covered compensation for Messrs. McFerson and Woodward includes the amount set forth under the headings Salary, Bonus and Long-Term Incentive Plan shown in the Summary Compensation Table and additional compensation amounts received for services rendered to other companies of Nationwide. Social Security Covered Compensation means the average of the Social Security wage bases in effect during the 35-year period ending with the last day of the year the participant attains Social Security retirement age. The portion of a participant's benefit attributable to years of service credited prior to 1996 is also subject to post-retirement increases following the commencement of benefits or the participant's attainment of age 65, whichever is later.

     A participant becomes fully vested after the completion of five years of vesting service. The Retirement Plan generally provides for payments to or on behalf of each vested participant upon such participant's retirement on his or her normal retirement date or later, although provision is made for payment of early retirement benefits on a reduced basis commencing at age 55 for those participants with 15 or more years of vesting service or at age 62 for those with 5 or more years of vesting service. The normal retirement date under the Retirement Plan is the later of the date the participant attains age 65 or completes five years of vesting service. Death benefits are payable to a participant's spouse or, under certain circumstances, the named beneficiary, of a participant who dies with a vested benefit under the Retirement Plan or while an employee. The Retirement Plan also provides for the funding of retiree medical benefits under Section 401(h) of the Internal Revenue Code.

(ii) Excess and Supplemental Plans

     Nationwide Mutual Insurance Company and certain of its subsidiaries and affiliates, including Nationwide, maintain an unfunded, nonqualified defined-benefit excess benefit plan, the Nationwide Excess Benefit Plan (the "Excess Plan") and an unfunded, nonqualified defined-benefit supplemental benefit plan pursuant to which certain participants may receive a supplemental retirement benefit, the Nationwide Supplemental Retirement Plan (the "Supplemental Plan"). Any participant whose benefits are limited under the Retirement Plan by reason of limitations under
     Section 415 of the Internal Revenue Group on the maximum benefit that may be paid under the Retirement Plan will receive, under the Excess Plan, that portion of the benefit that he or she would have been entitled to receive under the Retirement Plan in the absence of such limitations. Officers who earn in excess of $170,000 annually, have at least 5 years of vesting service and whose benefits under the Retirement Plan are limited by reason of certain other limitations under the Internal Revenue Group, may receive benefits under the Supplemental Plan. Benefits under the Supplemental Plan will be the sum of:

            (i) 1.25% of the participant's Final Average Compensation times years of service (up to a maximum of 40 years); and

            (ii) 0.75% of the participant's Final Average Compensation in excess of Social Security Covered Compensation times years of service (up to a maximum of 40 years) reduced by benefits accrued under the Retirement Plan and the Excess Plan.

     The benefits under the Supplemental Plan, for individuals participating in that plan on January 1, 2000, and the Excess Plan vest at the same time as benefits vest under the Retirement Plan. Benefits for all other participants in the Supplemental Plan vest over a period of 5 years of participation in that plan.

     The chart below indicates the estimated maximum annual retirement benefits that a hypothetical participant would be entitled to receive under the Retirement Plan including payments made under the Excess and Supplemental Plans as a result of limitations imposed by the Internal Revenue Code, computed on a straight-life annuity basis, if retirement occurred at age 65 and the number of credited years of service and Final Average Compensation equaled the amounts indicated. For purposes of the chart, it is assumed that the Final Average Compensation is the same whether measured over the three-year averaging period that applies to service accumulated prior to 1996 or the five-year period that applies to service accumulated after 1995. In actual operation, the total benefit received under the Retirement Plan (including payments made under the Excess and Supplemental Plans) would be the total of the benefit determined based on years of service earned under each method.



                                YEARS OF SERVICE

    FINAL AVERAGE
    COMPENSATION                15                 20                     25                  30                   35
    ------------             -------            -------               -------             -------              -------
      $125,000               $30,342            $40,456               $50,570             $60,684              $70,798
      $150,000                36,905             49,206                61,508              73,809               86,111
      $175,000                48,794             65,059                81,324              97,589              113,853
      $200,000                56,294             75,059                94,824             112,589              131,353
      $225,000                63,794             85,059               106,324             127,589              148,853
      $250,000                71,294             95,059               118,824             142,589              166,353
      $300,000                86,294            115,059               143,824             172,589              201,353
      $350,000               101,294            135,059               168,824             202,589              236,353
      $400,000               116,294            155,059               193,824             232,589              271,353
      $450,000               131,294            175,059               218,824             262,589              306,353
      $500,000               146,294            195,059               243,824             292,589              341,353
      $600,000               176,294            235,059               293,824             352,589              411,353
      $700,000               206,294            275,059               343,824             412,589              481,353
      $800,000               236,294            315,059               393,824             472,589              551,353
      $900,000               266,294            355,059               443,824             532,589              621,353
      1,000,000              296,294            395,059               493,824             592,589              691,353
      1,100,000              326,294            435,059               543,824             652,589              761,353
      1,200,000              356,294            475,059               593,824             712,589              831,353

     All Named Executive Officers have a portion of their benefit calculated based on the post-1995 definition of Final Average Compensation. As of December 31, 1995, the number of credited years of service under the Retirement Plan for Messrs. McFerson, Gasper, Karas, Woodward and Ms. Wolken was 23 years, 29.5 years, 31.5 years, 31.67 years and 21.17 years, respectively. Mr. McFerson's credited years of service include, pursuant to an agreement with Nationwide Mutual Insurance Company, 8.17 years in excess of those actually earned through employment by the Nationwide. The benefit attributable to those additional years will be paid by Nationwide Mutual Insurance Company (not the Retirement Plan) and is reduced by the benefit payable under the retirement plan of Mr. McFerson's previous employer. Each of the Named Executive Officers earned additional years of service in 1996, 1997, 1998 and 1999 and their benefit for such years and all future years will be calculated under the new definition of Final Average Compensation. Covered compensation paid by Nationwide Financial Services for the fiscal year ended December 31, 1999, for Messrs. McFerson, Gasper, Karas, Woodward, and Ms. Wolken was $1,074,758, $988,802, $611,209, $525,070 and
     $465,640, respectively.

10.  COMPENSATION COMMITTEE JOINT REPORT ON EXECUTIVE COMPENSATION

  A. INTRODUCTION

     Approximately 20% of the shares of Nationwide Financial Services is publicly traded. Nationwide Mutual Insurance Company through a wholly-owned subsidiary, owns approximately 80% of the outstanding shares of Nationwide Financial Services. Because Nationwide is the principal operating subsidiary of Nationwide Financial Services, the Nationwide Life Insurance Company Compensation Committee (the "Nationwide Life Compensation Committee") established all components of 1999 compensation for Nationwide Financial Services' executive officers, with the exception of stock-based incentive grants made by the Nationwide Financial Services Compensation Committee under the Long-Term Equity Compensation Plan.

     Dimon R. McFerson, Nationwide Financial Services' Chairman and Chief Executive Officer, serves also in the same capacity for Nationwide. Robert
     J. Woodward Jr., Nationwide Financial Services' Executive Vice President - Chief Investment Officer serves also in the same capacity for Nationwide. Pursuant to a Cost Sharing Agreement, compensation for Mr. McFerson and Mr. Woodward is allocated among the companies in the Nationwide Group for whom services are performed. The amounts are paid by Nationwide Mutual Insurance Company and reimbursed by the other companies in accordance with the terms of the Cost Sharing Agreement. The 1999 compensation for Mr. McFerson and Mr. Woodward reported in the compensation tables and discussed in this report is the amount allocated to Nationwide Financial Services and its subsidiaries under the Cost Sharing Agreement and is solely for services rendered to Nationwide Financial Services and its subsidiaries. Compensation for the other executives named in the compensation tables was not allocated and is their aggregate 1999 compensation for services rendered to Nationwide Financial Services and its subsidiaries.

     The Nationwide Life Compensation Committee and the Nationwide Financial Services Compensation Committee are both comprised solely of non-employee directors.

B.   COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Nationwide Life Compensation Committee and the Nationwide Financial Services Compensation Committee (collectively referred to herein as the "Compensation Committees") believe that the compensation program for Nationwide Financial Services' executive officers should support Nationwide Financial Services and Nationwide's vision and business strategies. In addition, compensation should be determined within a competitive framework based on overall financial results, business unit results, teamwork, and individual contributions that help build value for Nationwide Financial Services' stockholders.

     The primary objectives of the compensation program are to:

      -     provide a direct link between pay and performance;

      - allocate a larger percentage of executive compensation to pay that is at-risk in order to positively influence behavior and support accountability;

      - attract, retain and motivate top-caliber employees required for new business directions;

      - offer total compensation opportunities that are fully competitive with the appropriate external markets in design and pay level; and

      - emphasize the need to focus on stockholder value, in addition to providing-competitive value to customers.

     As part of the overall compensation philosophy, the Compensation Committees have determined that total compensation and each of the elements that comprise total compensation (base salary, annual incentives, long term incentives) should be targeted at the 50th percentile of the market. The Compensation Committees believe that differences in individual performance should result in significantly different levels of compensation. Therefore, individual pay delivered may be higher or lower than the 50th percentile of the market, depending on individual performance.

     Competitive market data is provided to the Compensation Committees by independent compensation consultants. This data compares Nationwide Financial Services' and the Nationwide's compensation practices to various groups of comparable companies. These comparable companies compete with Nationwide Financial Services for customers, capital and employees, and are comparable to Nationwide Financial Services in size, scope and business focus. This group includes both multi-line insurers and diversified financial organizations.

     The companies chosen for the comparable compensation group are not necessarily the same companies that would be considered a peer group of Nationwide Financial Services. The comparable compensation group includes more companies than those in the peer group because it gives the Compensation Committees a broader data base for comparison purposes.

C.   ELEMENTS OF 1999 EXECUTIVE COMPENSATION

     The key elements of Nationwide Financial Services' executive compensation program are base salary, annual incentives and long-term compensation. The following discussion relates to Nationwide Financial Services' executive officers other than Mr. McFerson whose compensation is discussed separately in the Compensation of the Chief Executive Officer.

D.   BASE SALARIES

     Base salaries offer security to executives and allow Nationwide Financial Services to attract competent executive talent and maintain a stable management team. They also allow executives to be rewarded for individual performance, and encourage the development of executives. Pay for individual performance rewards executives for achieving goals that may not be immediately evident in common financial measurements.

     Base salaries for executive officers are initially determined by evaluating executives' level of responsibility, prior experience, breadth of knowledge, internal equity, and external pay practices.

     In determining increases to base salaries for 1999, the Nationwide Life Compensation Committee considered relevant external market data, as described above in Compensation Philosophy and Objectives. However, increases to base salaries were driven primarily by individual performance that was evaluated based on levels of individual contribution to Nationwide Financial Services and Nationwide. When evaluating individual performance, the Nationwide Life Compensation Committee considered, among other things, the executive's efforts in promoting the values of Nationwide Financial Services and Nationwide; continuing educational and management training; improving product quality; developing relationships with customers, suppliers, and employees; and demonstrating leadership abilities among co-workers. No specific formula was used in evaluating individual performance, and the weighting given to each factor with respect to each executive officer was within the individual discretion and judgment of each member of the Nationwide Life Compensation Committee. Base salaries for the executive officers, including promotion and market competitive-driven increases, were increased in 1999 by an average of 13.5%, a rate comparable to the base salary increases provided at comparable companies. Executive officer salaries were established at a level that is consistent with the goals stated in Compensation Philosophy and Objectives.

E.   ANNUAL INCENTIVE COMPENSATION

     The Performance Incentive Plan promotes the pay-for-performance philosophy of the Compensation Committees by providing executives with direct financial rewards in the form of annual cash incentives. Awards for 1999 were based on return on equity earnings and premium growth, other key financial measures, financial and operational comparison to external peer competitors, to the extent of accomplishment of strategic initiatives, and other factors and results impacting performance for both Nationwide Financial Services and return on equity, revenue growth and expense management of Nationwide, and further based upon individual employee performance.

     Each year, the Nationwide Life Compensation Committee establishes many specific performance measures used for the Performance Incentive Plan. Participants are provided a target incentive opportunity that represents a percentage of their base salary. In 1999, individual targets ranged from 20% to 85% of base salary. Individual payouts under the Performance Incentive Plan may range from zero to no maximum factor of the individual's target incentive amount, depending on the achievement of the performance measures. For 1999, the excellent results achieved for the return on equity, the earnings and premium growth, and other financial and strategic performance measures of Nationwide Financial Services and of Nationwide resulted in a payout of 175% of target for Mr. Gasper; and an average of 192% of target for Mr. Karas, Mr. Woodward and Ms. Wolken. These amounts are reflected in the Bonus column in the Summary Compensation Table.

F.   LONG-TERM INCENTIVE COMPENSATION

     In keeping with the philosophy of the Compensation Committees to provide a total compensation package that favors at-risk components of pay, long-term incentives comprise a significant portion of an executive's total compensation package. When determining long-term incentive award sizes, the Compensation Committees consider the executives' levels of responsibility, position within Nationwide Financial Services, prior experience, historical award data, various performance criteria, and compensation practices at comparable companies.

     The Compensation Committees utilize the long-term incentive plan described below. This plan is designed to achieve a balance between market pay orientation and alignment of executive interests with that of stockholders.

(i)  Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan

     The Long-Term Equity Compensation Plan authorizes grants of stock options, stock appreciation rights, restricted stock, and performance awards. The objectives of the Long-Term Equity Compensation Plan are to encourage high levels of performance by selected officers, directors and employees of Nationwide Financial Services and certain of its affiliates, to attract and retain the services of such individuals, and to align the interests of such individuals with those of the stockholders.

     During February 1999 and November 1999, the Nationwide Financial Services Compensation Committee made grants to executive officers and others under the Long-Term Equity Compensation Plan. Award sizes were determined based on competitive equity grant practices using the median practices at comparator companies and the individual's impact on Nationwide Financial Services' performance and were determined consistent with the goals stated in Compensation Philosophy and Objectives. The grant was awarded in non-qualified stock options that have an exercise price equal to the fair market value of the Common Stock on the date of the option grant. Such options become exercisable in equal installments over a three-year term, and expire ten years after the date of grant.

G.   COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Dimon R. McFerson serves as Nationwide Financial Services' Chairman and Chief Executive Officer, as well as in the same capacity for Nationwide. Except for grants made under the Long-Term Incentive Plan in February and November 1999 by the Nationwide Financial Services Compensation Committee, all components of Mr. McFerson's compensation for 1999 were established by the Nationwide Life Compensation Committee.

     As discussed above in the Introduction, a portion of Mr. McFerson's annual compensation is allocated to Nationwide Financial Services for services rendered to Nationwide Financial Services, based on the time Mr. McFerson devotes to his responsibilities with Nationwide Financial Services. The compensation reported for Mr. McFerson in the compensation tables and discussed in this prospectus represents amounts paid for Mr. McFerson's services as Chairman and Chief Executive Officer of and Nationwide Financial Services and its subsidiaries.

     Mr. McFerson's 1999 compensation was determined pursuant to the same philosophy and objectives described earlier in this prospectus and used for all executive officers. In determining the compensation of Mr. McFerson for 1999, the Nationwide Life Compensation Committee reviewed the strong financial results of Nationwide Financial Services for 1998, Mr. McFerson's superior leadership of the Nationwide Group since 1992, his extensive experience in the industry, and his successful efforts in Nationwide Financial Services. The portion of Mr. McFerson's base salary compensation allocated to Nationwide Financial Services totaled $466,900 in 1999, an increase of 8.3% percent over 1998. This increase reflects both an adjustment in Mr. McFerson's annual base salary rate, and an increase in the cost allocation. In 1999, Mr. McFerson's annual base salary rate was increased by 5.3%. This increase positioned Mr. McFerson's base salary compensation at approximately the 50th percentile of the comparable companies.

     The portion of Mr. McFerson's annual incentive award allocated to Nationwide Financial Services earned in 1999 under the Performance Incentive Plan was $1,008,504. This award was 216% of his allocated base salary compensation, and reflected 180% of his target incentive. This payment was determined by the level of achievement of specified financial, operational and strategic goals as assessed by Nationwide's Board of Directors in their annual performance evaluation of Mr. McFerson.

     Under the Long-Term Equity Compensation Plan, the Nationwide Financial Services Compensation Committee granted Mr. McFerson 109,700 stock option shares. This number of stock option shares is slightly in excess of the maximum shares permitted to be granted per person per year under the Long Term Equity Compensation Plan prior to its amendment. The number of shares in excess of the limit, 9,700, cannot be considered as performance-based compensation at the time of their exercise under Section 162(m) of the Internal Revenue Code. In making this grant, the Nationwide Financial Services Compensation Committee took into account competitive levels of long-term compensation for Chief Executive Officers of major diversified insurance and financial services organizations with similar size and scope, as well as Mr. McFerson's role in the continued strategic positioning of the Nationwide Financial Services. In addition, the Nationwide Financial Services Compensation Committee reflected the Nationwide Financial Services' desire to have top officers build significant personal level of stock ownership in Nationwide Financial Services, so as to better align their interests with those of other stockholders.

H.   POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code provides that executive compensation in excess of $1 million will not be deductible for purposes of corporate income taxes unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Internal Revenue Code. The Compensation Committees intend to continue increased reliance on performance-based compensation programs. Such programs will be designed to fulfill, in the best possible manner, future corporate business objectives. To the extent consistent with this goal, the Compensation Committees currently anticipate that such programs will also be designed to satisfy the requirements of Section 162(m) of the

     IRC with respect to the deductibility of compensation paid. However, the Compensation Committees may award compensation that is not fully deductible if the Compensation Committees determine that such award is consistent with their philosophy and in the best interests of Nationwide Financial Services and its stockholders.

(i)  Nationwide Financial Services Compensation Committee

     David O. Miller, Chariman

     James G. Brocksmith, Jr.

     Charles L. Fuellgraf, Jr.

     Donald L. McWhorter(1)

     (1)Mr. McWhorter serves as a director for Nationwide Financial Services, Inc.

(ii) Nationwide Life Insurance Company Compensation Committee

     Willard J. Engel, Chairman

     Fred C. Finney

     Robert L. Stewart

     Nancy C. Thomas

11.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS

     (1)   Consolidated Financial Statements:




            Independent Auditors' Report

            Consolidated Balance Sheets as of December 31, 1999 and 1998

            Consolidated Statements of Income for the years ended December 31, 1999, 1998 and 1997

            Consolidated Statements of Shareholder's Equity for the years ended December 31, 1999, 1998 and 1997

            Consolidated Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997

            Notes to Consolidated Financial Statements

     (2)    Financial Statement Schedules:

            Schedule I Consolidated Summary of Investments - Other Than Investments in Related Parties as of December 31, 1999

            Schedule III Supplementary Insurance Information as of December 31, 1999, 1998 and 1997 and for each of the years then ended

            Schedule IV Reinsurance as of December 31, 1999, 1998 and 1997 and for each of the years then ended

            Schedule V Valuation and Qualifying Accounts for the years ended December 31, 1999, 1998 and 1997

            All other schedules are omitted because they are not applicable or required or because the required information has been included in the audited consolidated financial statements or notes thereto.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Nationwide Life and Annuity Insurance Company:


We have audited the accompanying balance sheets of Nationwide Life and Annuity Insurance Company, a wholly owned subsidiary of Nationwide Life Insurance Company, as of December 31, 1999 and 1998, and the related statements of income, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Life and Annuity Insurance Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.





Columbus, Ohio
January 28, 2000

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                                 Balance Sheets

                   ($000's omitted, except per share amounts)


                                                                                                 December 31,
                                                                                        -------------------------------
                                         Assets                                              1999            1998
                                         ------                                         --------------- ---------------
Investments:
  Securities available-for-sale, at fair value:
    Fixed maturity securities                                                             $ 1,051,556    $    904,946
    Equity securities                                                                           5,659          20,853
  Mortgage loans on real estate, net                                                          330,068         268,894
  Real estate, net                                                                              2,200           2,250
  Policy loans                                                                                    465             332
  Short-term investments                                                                          706           2,277
                                                                                        --------------- ---------------
                                                                                            1,390,654       1,199,552
                                                                                        --------------- ---------------

Cash                                                                                            4,280               2
Accrued investment income                                                                      13,906          11,645
Deferred policy acquisition costs                                                              92,025          53,007
Reinsurance receivable from affiliate                                                          91,667               -
Other assets                                                                                   42,851          41,542
Assets held in separate accounts                                                            2,127,080       1,533,690
                                                                                        --------------- ---------------
                                                                                          $ 3,762,463     $ 2,839,438
                                                                                        =============== ===============

                          Liabilities and Shareholder's Equity
                          ------------------------------------
Future policy benefits and claims                                                         $ 1,480,807     $ 1,163,829
Other liabilities                                                                              41,308          25,933
Liabilities related to separate accounts                                                    2,127,080       1,533,690
                                                                                        --------------- ---------------
                                                                                            3,649,195       2,723,452
                                                                                        --------------- ---------------

Commitments and contingencies (notes 8 and 12)

Shareholder's equity:
  Common stock, $40 par value.  Authorized, issued and outstanding 66,000 shares                2,640           2,640
  Additional paid-in capital                                                                   52,960          52,960
  Retained earnings                                                                            59,536          50,331
  Accumulated other comprehensive income                                                       (1,868)         10,055
                                                                                        --------------- ---------------
                                                                                              113,268         115,986
                                                                                        --------------- ---------------
                                                                                          $ 3,762,463     $ 2,839,438
                                                                                        =============== ===============


See accompanying notes to financial statements.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                              Statements of Income

                                ($000's omitted)


                                                                                        Years ended December 31,
                                                                              ---------------------------------------------
                                                                                  1999            1998           1997
                                                                              -------------   -------------  --------------

Revenues:
  Policy charges                                                                 $44,793         $28,549        $11,244
  Life insurance premiums                                                            292              63            363
  Net investment income                                                           13,959          11,314         11,577
  Realized gains (losses) on investments                                           5,208             696           (246)
  Other income                                                                     1,059           1,165          1,057
                                                                              -------------   -------------  --------------
                                                                                  65,311          41,787         23,995
                                                                              -------------   -------------  --------------
Benefits and expenses:
  Interest credited to policyholder account balances                               8,548           4,881          3,948
  Other benefits and claims                                                        5,210           1,586            433
  Amortization of deferred policy acquisition costs                               13,592           4,348          1,402
  Other operating expenses                                                        24,185           8,952          1,860
                                                                              -------------   -------------  --------------
                                                                                  51,535          19,767          7,643
                                                                              -------------   -------------  --------------

    Income before federal income tax expense                                      13,776          22,020         16,352

Federal income tax expense                                                         4,571           7,501          5,749
                                                                              -------------   -------------  --------------

    Net income                                                                   $ 9,205         $14,519        $10,603
                                                                              =============   =============  ==============


See accompanying notes to financial statements.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                       Statements of Shareholder's Equity

                  Years ended December 31, 1999, 1998 and 1997
                                ($000's omitted)



                                                                                            Accumulated
                                                           Additional                          other             Total
                                              Common         paid-in        Retained       comprehensive     shareholder's
                                               stock         capital        earnings           income            equity
                                            ------------  --------------  --------------  -----------------  ---------------

December 31, 1996                              $2,640        $52,960          $25,209           $ 3,228         $ 84,037

Comprehensive income:
  Net income                                        -              -           10,603                 -           10,603
  Net unrealized gains on securities
    available-for-sale arising during the year      -              -                -             3,940            3,940
                                                                                                             ---------------
  Total comprehensive income                                                                                      14,543
                                            ------------  --------------  --------------  -----------------  ---------------
December 31, 1997                               2,640         52,960           35,812             7,168           98,580

Comprehensive income:
  Net income                                        -              -           14,519                 -           14,519
  Net unrealized gains on securities
    available-for-sale arising during the year      -              -                -             2,887            2,887
                                                                                                             ---------------
  Total comprehensive income                                                                                      17,406
                                            ------------  --------------  --------------  -----------------  ---------------
December 31, 1998                               2,640         52,960           50,331            10,055          115,986

Comprehensive income:
  Net income                                        -              -            9,205                 -            9,205
  Net unrealized losses on securities
    available-for-sale arising during the year      -              -                -           (11,923)         (11,923)
                                                                                                             ---------------
  Total comprehensive income                                                                                      (2,718)
                                            ------------  --------------  --------------  -----------------  ---------------
December 31, 1999                              $2,640        $52,960          $59,536           $(1,868)        $113,268
                                            ============  ==============  ==============  =================  ===============


See accompanying notes to financial statements.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                            Statements of Cash Flows

                                ($000's omitted)

                                                                                           Years ended December 31,
                                                                                ----------------------------------------------
                                                                                    1999           1998             1997
                                                                                ------------- ---------------- ---------------
Cash flows from operating activities:
  Net income                                                                      $    9,205      $  14,519       $  10,603
  Adjustments to reconcile net income to net cash provided by operating activities:
      Interest credited to policyholder account balances                               8,548          4,881           3,948
      Capitalization of deferred policy acquisition costs                            (33,965)       (29,216)        (20,099)
      Amortization of deferred policy acquisition costs                               13,592          4,348           1,402
      Amortization and depreciation                                                    1,351           (479)            250
      Realized (gains) losses on invested assets, net                                 (5,208)          (696)            246
      Increase in accrued investment income                                           (2,261)          (867)         (1,589)
      Increase in policy liabilities and funds withheld
        on coinsurance agreement with affiliate                                      160,246        139,991         228,898
      Other, net                                                                      20,486        (29,802)         14,370
                                                                                ------------- ---------------- ---------------
          Net cash provided by operating activities                                  171,994        102,679         238,029
                                                                                ------------- ---------------- ---------------

Cash flows from investing activities:
  Proceeds from maturity of securities available-for-sale                            137,210        117,228          95,366
  Proceeds from sale of securities available-for-sale                                 73,864         17,403          30,431
  Proceeds from repayments of mortgage loans on real estate                           32,397         28,180          15,199
  Proceeds from sale of real estate                                                        -            707               -
  Proceeds from repayments of policy loans                                               109             99              67
  Cost of securities available-for-sale acquired                                    (375,642)      (242,516)       (267,899)
  Cost of mortgage loans on real estate acquired                                     (93,500)       (78,180)        (84,736)
  Cost of real estate acquired                                                             -             (3)            (13)
  Policy loans issued                                                                   (242)          (216)           (155)
  Short-term investments, net                                                          1,571         16,691         (18,476)
                                                                                ------------- ---------------- ---------------
          Net cash used in investing activities                                     (224,233)      (140,607)       (230,216)
                                                                                ------------- ---------------- ---------------

Cash flows from financing activities:
  Increase in investment product and universal life insurance
    product account balances                                                         192,893         74,828           6,952
  Decrease in investment product and universal life insurance
    product account balances                                                        (136,376)       (42,061)        (13,898)
                                                                                ------------- ---------------- ---------------
          Net cash provided by (used in) financing activities                         56,517         32,767          (6,946)
                                                                                ------------- ---------------- ---------------

Net increase (decrease) in cash                                                        4,278         (5,161)            867

Cash, beginning of year                                                                    2          5,163           4,296
Cash, end of year                                                                $     4,280   $          2     $     5,163
                                                                                ============= ================ ===============


See accompanying notes to financial statements.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                          Notes to Financial Statements

                        December 31, 1999, 1998 and 1997
                                ($000's omitted)

(1)      ORGANIZATION AND DESCRIPTION OF BUSINESS

         Nationwide Life and Annuity Insurance Company (the Company) is a wholly owned subsidiary of Nationwide Life Insurance Company (NLIC).

         The Company provides long-term savings and retirement products, including variable annuities, fixed annuities and life insurance.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting policies followed by the Company that materially affect financial reporting are summarized below. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles, which differ from statutory accounting practices prescribed or permitted by regulatory authorities. An Annual Statement, filed with the Department of Insurance of the State of Ohio (the Department), is prepared on the basis of accounting practices prescribed or permitted by the Department. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The Company has no material permitted statutory accounting practices.

         In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

         The most significant estimates include those used in determining deferred policy acquisition costs, valuation allowances for mortgage loans on real estate and real estate investments and the liability for future policy benefits and claims. Although some variability is inherent in these estimates, management believes the amounts provided are adequate.

         (a)  VALUATION OF INVESTMENTS AND RELATED GAINS AND LOSSES

              The Company is required to classify its fixed maturity securities and equity securities as either held-to-maturity, available-for-sale or trading. Fixed maturity securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity and are stated at amortized cost. Fixed maturity securities not classified as held-to-maturity and all equity securities are classified as available-for-sale and are stated at fair value, with the unrealized gains and losses, net of adjustments to deferred policy acquisition costs and deferred federal income tax, reported as a separate component of accumulated other comprehensive income in shareholder's equity. The adjustment to deferred policy acquisition costs represents the change in amortization of deferred policy acquisition costs that would have been required as a charge or credit to operations had such unrealized amounts been realized. The Company has no fixed maturity securities classified as held-to-maturity or trading as of December 31, 1999 or 1998.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

              Mortgage loans on real estate are carried at the unpaid principal balance less valuation allowances. The Company provides valuation allowances for impairments of mortgage loans on real estate based on a review by portfolio managers. The measurement of impaired loans is based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the fair value of the collateral, if the loan is collateral dependent. Loans in foreclosure and loans considered to be impaired are placed on non-accrual status. Interest received on non-accrual status mortgage loans on real estate is included in interest income in the period received.

              Real estate is carried at cost less accumulated depreciation and valuation allowances. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

              Realized gains and losses on the sale of investments are determined on the basis of specific security identification. Estimates for valuation allowances and other than temporary declines are included in realized gains and losses on investments.

         (b)  REVENUES AND BENEFITS

              INVESTMENT PRODUCTS AND UNIVERSAL LIFE INSURANCE PRODUCTS:
              Investment products consist primarily of individual variable and fixed deferred annuities. Universal life insurance products include universal life insurance, variable universal life insurance, corporate owned life insurance and other interest-sensitive life insurance policies. Revenues for investment products and universal life insurance products consist of net investment income, asset fees, cost of insurance, policy administration and surrender charges that have been earned and assessed against policy account balances during the period. Policy benefits and claims that are charged to expense include interest credited to policy account balances and benefits and claims incurred in the period in excess of related policy account balances.

              TRADITIONAL LIFE INSURANCE PRODUCTS: Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist primarily of certain annuities with life contingencies. Premiums for traditional life insurance products are recognized as revenue when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contract. This association is accomplished by the provision for future policy benefits and the deferral and amortization of policy acquisition costs.

         (c)  DEFERRED POLICY ACQUISITION COSTS

              The costs of acquiring new business, principally commissions, certain expenses of the policy issue and underwriting department and certain variable sales expenses have been deferred. For investment products and universal life insurance products, deferred policy acquisition costs are being amortized with interest over the lives of the policies in relation to the present value of estimated future gross profits from projected interest margins, asset fees, cost of insurance, policy administration and surrender charges. For years in which gross profits are negative, deferred policy acquisition costs are amortized based on the present value of gross revenues. Deferred policy acquisition costs are adjusted to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale as described in note 2(a).

         (d)  SEPARATE ACCOUNTS

              Separate account assets and liabilities represent contractholders' funds which have been segregated into accounts with specific investment objectives. The investment income and gains or losses of these accounts accrue directly to the contractholders. The activity of the separate accounts is not reflected in the statements of income and cash flows except for the fees the Company receives.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

         (e)  FUTURE POLICY BENEFITS

              Future policy benefits for investment products in the accumulation phase, universal life insurance and variable universal life insurance policies have been calculated based on participants' contributions plus interest credited less applicable contract charges. The average interest rate credited on investment product policy reserves was 4.5%, 5.1% and 5.1% for the years ended December 31, 1999, 1998 and 1997, respectively.

         (f)  FEDERAL INCOME TAX

              The Company files a consolidated federal income tax return with Nationwide Mutual Insurance Company (NMIC). The members of the consolidated tax return group have a tax sharing agreement which provides, in effect, for each member to bear essentially the same federal income tax liability as if separate tax returns were filed.

              The Company utilizes the asset and liability method of accounting for income tax. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized.

         (g)  REINSURANCE CEDED

              Reinsurance revenues ceded and reinsurance recoveries on benefits and expenses incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported on a gross basis.

         (h)  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

              In March 1998, The American Institute of Certified Public Accountant's Accounting Standards Executive Committee issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The SOP, which has been adopted prospectively as of January 1, 1999, requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software. Prior to the adoption of SOP 98-1, the Company expensed internal use software related costs as incurred. The effect of adopting the SOP was to increase net income for 1999 by $431.

              In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). FAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Contracts that contain embedded derivatives, such as certain investment and insurance contracts, are also addressed by the Statement. FAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. In July 1999 the FASB issued Statement No. 137 which delayed the effective date of FAS 133 to fiscal years beginning after June 15, 2000. The Company plans to adopt this Statement in first quarter 2001 and is currently evaluating the impact on results of operations and financial condition.


         (i)  RECLASSIFICATION

              Certain items in the 1998 and 1997 financial statements have been reclassified to conform to the 1999 presentation.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


(3)      INVESTMENTS

         The amortized cost, gross unrealized gains and losses and estimated fair value of securities available-for-sale as of December 31, 1999 and 1998 were:

                                                                                     Gross         Gross
                                                                    Amortized     unrealized    unrealized     Estimated
                                                                      cost           gains        losses       fair value
                                                                 --------------- ------------- ------------- ---------------
             December 31, 1999:
               Fixed maturity securities:
                 U.S. Treasury securities and obligations of U.S.
                   government corporations and agencies           $     36,717     $       2    $  (1,198)    $     35,521
                 Obligations of states and political subdivisions          302             -           (7)             295
                 Debt securities issued by foreign governments           2,256             2          (22)           2,236
                 Corporate securities                                  773,869         2,208      (13,367)         762,710
                 Mortgage-backed securities                            252,668         1,001       (2,875)         250,794
                                                                 --------------- ------------- ------------- ---------------
                     Total fixed maturity securities                 1,065,812         3,213      (17,469)       1,051,556
               Equity securities                                         1,990         3,669            -            5,659
                                                                 --------------- ------------- ------------- ---------------
                                                                    $1,067,802        $6,882     $(17,469)      $1,057,215
                                                                 ===========================================================

             December 31, 1998:
               Fixed maturity securities:
                 U.S. Treasury securities and obligations of U.S.
                   government corporations and agencies              $  15,577      $    232      $   (11)       $  15,798
                 Obligations of states and political subdivisions          332             1            -              333
                 Debt securities issued by foreign governments           4,015            23            -            4,038
                 Corporate securities                                  602,925        15,446         (358)         618,013
                 Mortgage-backed securities                            261,225         5,605          (66)         266,764
                                                                 --------------- ------------- ------------- ---------------
                     Total fixed maturity securities                   884,074        21,307         (435)         904,946
               Equity securities                                        15,323         5,530            -           20,853
                                                                 --------------- ------------- ------------- ---------------
                                                                      $899,397       $26,837        $(435)        $925,799
                                                                 =============== ============= ============= ===============

         The amortized cost and estimated fair value of fixed maturity securities available-for-sale as of December 31, 1999, by expected maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                   Amortized     Estimated
                                                                                     cost       fair value
                                                                                 ------------ ---------------
             Fixed maturity securities available-for-sale:
               Due in one year or less                                           $    50,029   $    49,799
               Due after one year through five years                                 399,476       393,204
               Due after five years through ten years                                331,022       326,616
               Due after ten years                                                   285,285       281,937
                                                                                 ------------ ---------------
                                                                                  $1,065,812    $1,051,556
                                                                                 ============ ===============

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


         The components of unrealized gains (losses) on securities available-for-sale, net, were as follows as of December 31:

                                                                                     1999          1998
                                                                                 ------------- --------------

             Gross unrealized gains (losses)                                       $(10,587)      $26,402
             Adjustment to deferred policy acquisition costs                          7,714       (10,933)
             Deferred federal income tax                                              1,006        (5,414)
                                                                                 ------------- --------------
                                                                                  $  (1,868)      $10,055
                                                                                 ============= ==============

         An analysis of the change in gross unrealized gains (losses) on securities available-for-sale follows for the years ended December 31:

                                                                              1999          1998          1997
                                                                          ------------- ------------- -------------
            Securities available-for-sale:
              Fixed maturity securities                                    $ (35,128)      $ 3,922      $  9,177
              Equity securities                                               (1,861)        2,467         1,663
                                                                          ------------- ------------- -------------
                                                                           $ (36,989)      $ 6,389       $10,840
                                                                          ============= ============= =============

         Proceeds from the sale of securities available-for-sale during 1999, 1998 and 1997 were $73,864, $17,403 and $30,431, respectively. During
         1999, gross gains of $297 ($509 and $825 in 1998 and 1997, respectively) and gross losses of $37 (none and $1,124 in 1998 and 1997, respectively) were realized on those sales. See note 10.

         The Company has no investments which were non-income producing for the twelve month periods preceding December 31, 1999 and 1998.

         Real estate is presented at cost less accumulated depreciation of $155 as of December 31, 1999 ($105 as of December 31, 1998). There was no valuation allowance as of December 31, 1999 or 1998.

         The recorded investment of mortgage loans on real estate considered to be impaired as of December 31, 1999 was $881 ($890 as of December 31, 1998). No valuation allowance has been recorded for these loans as of December 31, 1999 or 1998. During 1999, the average recorded investment in impaired mortgage loans on real estate was approximately $885 ($178 in 1998) and there was no interest income recognized on those loans. Interest income recognized on impaired loans was $15 in 1998, which is equal to interest income recognized using a cash-basis method of income recognition.

         The valuation allowance account for mortgage loans on real estate was $750 for the year ended December 31, 1999 and remains unchanged from the previous two years.

         An analysis of investment income by investment type follows for the years ended December 31:

                                                                           1999         1998        1997
                                                                        ------------ ----------- -----------
             Gross investment income:
               Securities available-for-sale:
                 Fixed maturity securities                                $66,160      $56,398     $53,491
                 Equity securities                                              -            -         375
               Mortgage loans on real estate                               23,475       21,124      14,862
               Real estate                                                    413          379         318
               Short-term investments                                       1,580        1,361         899
               Other                                                          334          178          90
                                                                        ------------ ----------- -----------
                   Total investment income                                 91,962       79,440      70,035
             Less:
               Investment expenses                                          2,040        1,773       1,386
               Net investment income ceded (note 11)                       75,963       66,353      57,072
                                                                        ------------ ----------- -----------
                   Net investment income                                  $13,959      $11,314     $11,577
                                                                        ============ =========== ===========

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

         An analysis of realized gains (losses) on investments, net of valuation allowances, by investment type follows for the years ended December 31:

                                                                           1999         1998        1997
                                                                        ------------ ----------- ------------

             Fixed maturity securities available-for-sale               $    260        $ 509       $(299)
             Mortgage loans on real estate                                     7            -          53
             Real estate and other                                         4,941          187           -
                                                                        ------------ ----------- ------------
                                                                        $  5,208        $ 696       $(246)
                                                                        ============ =========== ============

         Fixed maturity securities with an amortized cost of $3,540 and $3,562 as of December 31, 1999 and 1998, respectively, were on deposit with various regulatory agencies as required by law.

(4)      DERIVATIVE FINANCIAL INSTRUMENTS

         The Company uses derivative financial instruments, principally interest rate swaps, interest rate futures contracts and foreign currency swaps, to manage market risk exposures associated with changes in interest rates and foreign currency exchange rates. Provided they meet specific criteria, interest rate swaps and futures are considered hedges and are accounted for under the accrual method and deferral method, respectively. The Company has no significant derivative positions that are not considered hedges.

         Interest rate swaps are primarily used to convert specific investment securities from a fixed-rate to a floating-rate basis. Amounts receivable or payable under these agreements are recognized as an adjustment to net investment income consistent with the nature of the hedged item. The changes in fair value of the interest rate swap agreements are not recognized on the balance sheet, except for interest rate swaps designated as hedges of fixed maturity securities available-for-sale, for which changes in fair values are reported in accumulated other comprehensive income.

         Interest rate futures contracts are primarily used to hedge the risk of adverse interest rate changes related to the Company's mortgage loan commitments and anticipated purchases of fixed rate investments. Gains and losses are deferred and, at the time of closing, reflected as an adjustment to the carrying value of the related mortgage loans or investments. The carrying value adjustments are amortized into net investment income over the life of the related mortgage loans or investments.

         Foreign currency swaps are used to convert cash flows from specific investments denominated in foreign currencies into U.S. dollars at specified exchange rates. Gains and losses on foreign currency swaps are recorded in earnings based on the related spot foreign exchange rate at the end of the reporting period. Gains and losses on these contracts offset those recorded as a result of translating the hedged foreign currency denominated investments to U.S. dollars.

         The following table summarizes the notional amount of derivative financial instruments classified as hedges outstanding as of December 31, 1999. Prior to 1999 the Company's activities in derivatives were not significant.



            Interest rate swaps
               Pay fixed/receive variable rate swaps hedging investments     $    1,585

            Foreign currency swaps
               Hedging foreign currency denominated investments              $    1,420

            Interest rate futures contracts                                  $    2,483

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


(5)      FEDERAL INCOME TAX

         The tax effects of temporary differences that give rise to significant components of the net deferred tax asset as of December 31, 1999 and 1998 are as follows:

                                                                               1999          1998
                                                                            ------------  ------------
             Deferred tax assets:
               Future policy benefits                                        $ 17,454     $  16,670
               Liabilities in separate accounts                                15,603        12,477
               Fixed maturity securities                                        3,905             -
               Mortgage loans on real estate and real estate                      266           263
                                                                            ------------  ------------
                 Total gross deferred tax assets                               37,228        29,410
                                                                            ------------  ------------

             Deferred tax liabilities:
               Fixed maturity securities                                            -         8,669
               Deferred policy acquisition costs                               15,624         8,103
               Equity securities                                                1,284         1,935
               Other                                                           13,799        10,422
                                                                            ------------  ------------
                 Total gross deferred tax liabilities                          30,707        29,129
                                                                            ------------  ------------
                  Net deferred tax asset                                     $  6,521     $     281
                                                                            ============  ============

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of the total gross deferred tax assets will not be realized. All future deductible amounts can be offset by future taxable amounts or recovery of federal income tax paid within the statutory carryback period. The Company has determined that valuation allowances are not necessary as of December 31, 1999, 1998 and 1997 based on its analysis of future deductible amounts.

         The Company's current federal income tax liability was $1,860 and $1,522 as of December 31, 1999 and 1998, respectively.

         Federal income tax expense for the years ended December 31 was as follows:

                                                                           1999         1998        1997
                                                                        ------------ ----------- ------------

             Currently payable                                           $  4,391      $10,014      $2,458
             Deferred tax expense (benefit)                                   180       (2,513)      3,291
                                                                        ------------ ----------- ------------
                                                                         $  4,571     $  7,501      $5,749
                                                                        ============ =========== ============

         Total federal income tax expense for the years ended December 31, 1999, 1998 and 1997 differs from the amount computed by applying the U.S. federal income tax rate to income before tax as follows:

                                                              1999                   1998                   1997
                                                       --------------------   --------------------   --------------------
                                                         Amount       %         Amount       %         Amount       %
                                                       --------------------   --------------------   --------------------

             Computed (expected) tax expense              $4,822     35.0        $7,707     35.0        $5,723     35.0
             Tax exempt interest and dividends
                received deduction                          (255)    (1.8)         (223)    (1.0)            -      -
             Other, net                                        4      -              17      0.1            26     (0.2)
                                                       ----------- --------   ----------- --------   ----------- --------
                   Total (effective rate of each year)    $4,571     33.2        $7,501     34.1        $5,749     35.2
                                                       =========== ========   =========== ========   =========== ========

         Total federal income tax paid was $4,053, $9,298 and $9,566 during the years ended December 31, 1999, 1998 and 1997, respectively.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


(6)      COMPREHENSIVE INCOME

         Comprehensive Income includes net income as well as certain items that are reported directly within separate components of shareholder's equity that bypass net income. Currently, the Company's only component of Other Comprehensive Income is unrealized gains (losses) on securities available-for-sale. The related before and after federal tax amounts are as follows:

                                                                           1999            1998           1997
                                                                       -------------   -------------  --------------

             Unrealized gains (losses) on securities available-for-sale arising during the period:
                Gross                                                    $ (36,729)        $ 6,898        $10,541
                Adjustment to deferred policy acquisition costs             18,645          (1,947)        (4,778)
                Related federal income tax (expense) benefit                 6,330          (1,733)        (2,017)
                                                                       -------------   -------------  --------------
                   Net                                                     (11,754)          3,218          3,746
                                                                       -------------   -------------  --------------

             Reclassification adjustment for net (gains) losses on
                securities available-for-sale realized during the
             period:
                Gross                                                         (260)           (509)           299
                Related federal income tax expense (benefit)                    91             178           (105)
                                                                       -------------   -------------  --------------
                   Net                                                        (169)           (331)           194
                                                                       -------------   -------------  --------------
             Total Other Comprehensive Income                            $ (11,923)        $ 2,887        $ 3,940
                                                                       =============   =============  ==============

(7)      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following disclosures summarize the carrying amount and estimated fair value of the Company's financial instruments. Certain assets and liabilities are specifically excluded from the disclosure requirements of financial instruments. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

         The fair value of a financial instrument is defined as the amount at which the financial instrument could be exchanged in a current transaction between willing parties. In cases where quoted market prices are not available, fair value is based on estimates using present value or other valuation techniques. Many of the Company's assets and liabilities subject to the disclosure requirements are not actively traded, requiring fair values to be estimated by management using present value or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in the immediate settlement of the instruments.

         Although insurance contracts, other than policies such as annuities that are classified as investment contracts, are specifically exempted from the disclosure requirements, estimated fair value of policy reserves on life insurance contracts is provided to make the fair value disclosures more meaningful.

         The tax ramifications of the related unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


         The following methods and assumptions were used by the Company in estimating its fair value disclosures:

              FIXED MATURITY AND EQUITY SECURITIES: The fair value for fixed maturity securities is based on quoted market prices, where available. For fixed maturity securities not actively traded, fair value is estimated using values obtained from independent pricing services or, in the case of private placements, is estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices. The carrying amount and fair value for fixed maturity and equity securities exclude the fair value of derivatives contracts designated as hedges of fixed maturity and equity securities.

              MORTGAGE LOANS ON REAL ESTATE: The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. Fair value for mortgages in default is the estimated fair value of the underlying collateral.

              POLICY LOANS, SHORT-TERM INVESTMENTS AND CASH: The carrying amount reported in the balance sheets for these instruments approximates their fair value.

              SEPARATE ACCOUNT ASSETS AND LIABILITIES: The fair value of assets held in separate accounts is based on quoted market prices. The fair value of liabilities related to separate accounts is the amount payable on demand, which is net of certain surrender charges.

              INVESTMENT CONTRACTS: The fair value for the Company's liabilities under investment type contracts is disclosed using two methods. For investment contracts without defined maturities, fair value is the amount payable on demand. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued.

              POLICY RESERVES ON LIFE INSURANCE CONTRACTS: The estimated fair value is the amount payable on demand. Also included are disclosures for the Company's limited payment policies, which the Company has used discounted cash flow analyses similar to those used for investment contracts with known maturities to estimate fair value.

              COMMITMENTS TO EXTEND CREDIT: Commitments to extend credit have nominal fair value because of the short-term nature of such commitments. See note 8.

              FUTURES CONTRACTS: The fair value for futures contracts is based on quoted market prices.

              INTEREST RATE AND FOREIGN CURRENCY SWAPS: The fair value for interest rate and foreign currency swaps are calculated with pricing models using current rate assumptions.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued



         Carrying amount and estimated fair value of financial instruments subject to disclosure requirements and policy reserves on life insurance contracts were as follows as of December 31:

                                                                        1999                              1998
                                                           -------------------------------   -------------------------------
                                                              Carrying       Estimated          Carrying       Estimated
                                                               amount        fair value          amount        fair value
                                                           --------------  --------------    --------------  --------------
              Assets:
                Investments:
                  Securities available-for-sale:
                    Fixed maturity securities              $  1,051,556    $  1,051,556       $   904,946     $   904,946
                    Equity securities                             5,659           5,659            20,853          20,853
                  Mortgage loans on real estate, net            330,068         324,610           268,894         276,387
                  Policy loans                                      465             465               332             332
                  Short-term investments                            706             706             2,277           2,277
                Cash                                              4,280           4,280                 2               2
                Assets held in separate accounts              2,127,080       2,127,080         1,533,690       1,533,690

              Liabilities:
                Investment contracts                         (1,335,787)     (1,283,459)       (1,153,930)     (1,113,584)
                Policy reserves on life insurance contracts    (145,020)       (145,370)           (9,899)        (10,517)
                Liabilities related to separate accounts     (2,127,080)     (2,082,541)       (1,533,690)     (1,501,255)

              Derivative financial instruments:
                Interest rate swaps hedging assets                  109             109                 -               -
                Foreign currency swaps                              (18)            (18)                -               -
                Futures contracts                                    21              21                 -               -

(8)      RISK DISCLOSURES

         The following is a description of the most significant risks facing life insurers and how the Company mitigates those risks:

         CREDIT RISK: The risk that issuers of securities owned by the Company or mortgagors on mortgage loans on real estate owned by the Company will default or that other parties which owe the Company money, will not pay. The Company minimizes this risk by adhering to a conservative investment strategy, by maintaining credit and collection policies and by providing for any amounts deemed uncollectible.

         INTEREST RATE RISK: The risk that interest rates will change and cause a decrease in the value of an insurer's investments. This change in rates may cause certain interest-sensitive products to become uncompetitive or may cause disintermediation. The Company mitigates this risk by charging fees for non-conformance with certain policy provisions, by offering products that transfer this risk to the purchaser, and/or by attempting to match the maturity schedule of its assets with the expected payouts of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer would have to borrow funds or sell assets prior to maturity and potentially recognize a gain or loss.

         LEGAL/REGULATORY RISK: The risk that changes in the legal or regulatory environment in which an insurer operates will result in increased competition, reduced demand for a company's products, or create additional expenses not anticipated by the insurer in pricing its products. The Company mitigates this risk by operating throughout the United States, thus reducing its exposure to any single jurisdiction, and also by employing underwriting practices which identify and minimize the adverse impact of this risk.

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK: The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business through management of its investment portfolio. These financial instruments include commitments to extend credit in the form of loans and derivative financial instruments. These instruments involve, to varying degrees, elements of credit risk in excess of amounts recognized on the balance sheets.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

         Commitments to fund fixed rate mortgage loans on real estate are agreements to lend to a borrower, and are subject to conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a deposit. Commitments extended by the Company are based on management's case-by-case credit evaluation of the borrower and the borrower's loan collateral. The underlying mortgage property represents the collateral if the commitment is funded. The Company's policy for new mortgage loans on real estate is to lend no more than 75% of collateral value. Should the commitment be funded, the Company's exposure to credit loss in the event of nonperformance by the borrower is represented by the contractual amounts of these commitments less the net realizable value of the collateral. The contractual amounts also represent the cash requirements for all unfunded commitments. Commitments on mortgage loans on real estate of $10,039 extending into 2000 were outstanding as of December 31, 1999.

         SIGNIFICANT CONCENTRATIONS OF CREDIT RISK: The Company grants mainly commercial mortgage loans on real estate to customers throughout the United States. The Company has a diversified portfolio with no more than 30% (33% in 1998) in any geographic area and no more than 5% (6% in 1998) with any one borrower as of December 31, 1999. As of December 31, 1999 22% (36% in 1998) of the remaining principal balance of the Company's commercial mortgage loan portfolio financed apartment building properties.

(9)      PENSION PLAN AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

         The Company is a participant, together with other affiliated companies, in a pension plan covering all employees who have completed at least one year of service. The Company funds pension costs accrued for direct employees plus an allocation of pension costs accrued for employees of affiliates whose work efforts benefit the Company. Assets of the Retirement Plan are invested in group annuity contracts of NLIC.

         Pension costs charged to operations by the Company during the years ended December 31, 1999, 1998 and 1997 were $127, $235 and $257, respectively.

         In addition to the defined benefit pension plan, the Company, together with other affiliated companies, participates in life and health care defined benefit plans for qualifying retirees. Postretirement life and health care benefits are contributory and generally available to full time employees who have attained age 55 and have accumulated 15 years of service with the Company after reaching age 40. Postretirement health care benefit contributions are adjusted annually and contain cost-sharing features such as deductibles and coinsurance. In addition, there are caps on the Company's portion of the per-participant cost of the postretirement health care benefits. These caps can increase annually, but not more than three percent. The Company's policy is to fund the cost of health care benefits in amounts determined at the discretion of management. Plan assets are invested primarily in group annuity contracts of NLIC.

         The Company elected to immediately recognize its estimated accumulated postretirement benefit obligation (APBO), however, certain affiliated companies elected to amortize their initial transition obligation over periods ranging from 10 to 20 years.

         The Company's accrued postretirement benefit expense as of December 31, 1999 and 1998 was $1,040 and $1,008, respectively, and the net periodic postretirement benefit cost (NPPBC) for 1999, 1998 and 1997 was $177, $130 and $94, respectively.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued



         Information regarding the funded status of the pension plan as a whole and the postretirement life and health care benefit plan as a whole as of December 31, 1999 and 1998 follows:

                                                                             Pension Benefits          Postretirement Benefits
                                                                        ---------------------------   ---------------------------
                                                                            1999          1998            1999          1998
                                                                        ------------- -------------   ------------- -------------

              Change in benefit obligation:
              Benefit obligation at beginning of year                     $2,185,000   $ 2,033,800    $    270,100  $    237,900
              Service cost                                                    80,000        87,600          14,200         9,800
              Interest cost                                                  109,900       123,400          17,600        15,400
              Actuarial (gain) loss                                          (95,000)      123,200         (64,400)       15,600
              Plan settlement in 1999/curtailment in 1998                   (396,100)     (107,200)            -             -
              Benefits paid                                                  (72,400)      (75,800)        (11,000)       (8,600)
              Acquired companies                                                 -             -            13,300           -
                                                                        ------------- -------------   ------------- -------------
              Benefit obligation at end of year                            1,811,400     2,185,000         239,800       270,100
                                                                        ------------- -------------   ------------- -------------

              Change in plan assets:
              Fair value of plan assets at beginning of year               2,541,900     2,212,900          77,900        69,200
              Actual return on plan assets                                   161,800       300,700           3,500         5,000
              Employer contribution                                           12,400       104,100          20,900        12,100
              Plan settlement                                               (396,100)          -               -             -

              Benefits paid                                                  (72,400)      (75,800)        (11,000)       (8,400)
                                                                        ------------- -------------   ------------- -------------
              Fair value of plan assets at end of year                     2,247,600     2,541,900          91,300        77,900
                                                                        ------------- -------------   ------------- -------------

              Funded status                                                  436,200       356,900        (148,500)     (192,200)
              Unrecognized prior service cost                                 28,200        31,500             -             -
              Unrecognized net (gains) losses                               (402,000)     (345,700)        (46,700)       16,000
              Unrecognized net (asset) obligation at transition               (7,700)      (11,000)          1,100         1,300
                                                                        ------------- -------------   ------------- -------------
              Prepaid (accrued) benefit cost                            $     54,700  $     31,700     $  (194,100)  $  (174,900)
                                                                        ============= =============   ============= =============

         Basis for measurements, funded status of the pension plan and postretirement life and health care benefit plan:

                                                                             Pension Benefits          Postretirement Benefits
                                                                        ---------------------------   ---------------------------
                                                                            1999          1998            1999          1998
                                                                        ------------- -------------   ------------- -------------

              Weighted average discount rate                               7.00%         5.50%            7.80%         6.65%
              Rate of increase in future compensation levels               5.25%         3.75%             -             -
              Assumed health care cost trend rate:
                    Initial rate                                             -             -             15.00%        15.00%
                    Ultimate rate                                            -             -              5.50%         8.00%
                    Uniform declining period                                 -             -              5 Years     15 Years

         The net periodic pension cost for the pension plan as a whole for the years ended December 31, 1999, 1998 and 1997 follows:

                                                                                     1999           1998            1997
                                                                                 -------------  --------------  --------------

              Service cost (benefits earned during the period)                    $   80,000     $   87,600      $   77,300
              Interest cost on projected benefit obligation                          109,900        123,400         118,600
              Expected return on plan assets                                        (160,300)      (159,000)       (139,000)
              Recognized gains                                                        (9,100)        (3,800)              -
              Amortization of prior service cost                                       3,200          3,200           3,200
              Amortization of unrecognized transition obligation (asset)              (1,400)         4,200           4,200
                                                                                 -------------  --------------  --------------
                                                                                  $   22,300     $   55,600      $   64,300
                                                                                 =============  ==============  ==============

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

         Effective December 31, 1998, Wausau Service Corporation (WSC) ended its affiliation with Nationwide Insurance and employees of WSC ended participation in the plan. A curtailment gain of $67,100 resulted (consisting of a $107,200 reduction in the projected benefit obligation, net of the write-off of the $40,100 remaining unamortized transition obligation related to WSC). During 1999, the plan transferred assets to settle its obligation related to WSC employees. A settlement gain of $32.9 million was recognized.

         Basis for measurements, net periodic pension cost for the pension plan:

                                                                                        1999          1998          1997
                                                                                     -----------   -----------   -----------

             Weighted average discount rate                                            6.08%         6.00%         6.50%
             Rate of increase in future compensation levels                            4.33%         4.25%         4.75%
             Expected long-term rate of return on plan assets                          7.33%         7.25%         7.25%

         The amount of NPPBC for the postretirement benefit plan as a whole for the years ended December 31, 1999, 1998 and 1997 was as follows:

                                                                                    1999           1998            1997
                                                                                -------------  --------------  -------------

             Service cost (benefits attributed to employee service
                during the year)                                                    $14,200       $  9,800        $  7,000
             Interest cost on accumulated postretirement benefit obligation          17,600         15,400          14,000
             Actual return on plan assets                                            (3,500)        (5,000)         (3,600)
             Amortization of unrecognized transition obligation of affiliates           600            200             200
             Net amortization and deferral                                           (1,800)         1,200            (500)
                                                                                -------------  --------------  -------------
                                                                                    $27,100        $21,600         $17,100
                                                                                =============  ==============  =============

         Actuarial assumptions used for the measurement of the accumulated postretirement benefit obligation (APBO) and the NPPBC for the postretirement benefit plan for 1999, 1998 and 1997 were as follows:

                                                                                        1999          1998          1997
                                                                                     -----------   -----------   -----------
             NPPBC:
               Discount rate                                                           6.65%         6.70%         7.25%
               Long term rate of return on plan
                   assets, net of tax                                                  7.15%         5.83%         5.89%
               Assumed health care cost trend rate:
                   Initial rate                                                       15.00%        12.00%        11.00%
                   Ultimate rate                                                       5.50%         6.00%         6.00%
                   Uniform declining period                                           5 Years      12 Years      12 Years

         For the postretirement benefit plan as a whole, a one percentage point increase or decrease in the assumed health care cost trend rate would have no impact on the APBO as of December 31, 1999 and have no impact on the NPPBC for the year ended December 31, 1999.

(10) SHAREHOLDER'S EQUITY, REGULATORY RISK-BASED CAPITAL, RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Ohio, the Company's state of domicile, imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of the company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The Company exceeds the minimum risk-based capital requirements.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued

         The statutory capital and surplus of the Company as reported to regulatory authorities as of December 31, 1999, 1998 and 1997 was $63,275, $70,135 and $74,820, respectively. The statutory net (loss) income of the Company as reported to regulatory authorities for the years ended December 31, 1999, 1998 and 1997 was $(305), $(3,371) and
         $7,446, respectively.

         The Company is limited in the amount of shareholder dividends it may pay without prior approval by the Department. As of December 31, 1999, the maximum amount available for dividend payment from the Company to its shareholder without prior approval of the Department was $6,328.

         The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses and stockholder dividends in the future.

(11)     TRANSACTIONS WITH AFFILIATES

         The Company leases office space from NMIC and certain of its subsidiaries. For the years ended December 31, 1999, 1998 and 1997, the Company made lease payments to NMIC and its subsidiaries of $660, $430 and $703, respectively.

         Pursuant to a cost sharing agreement among NMIC and certain of its direct and indirect subsidiaries, including the Company, NMIC provides certain operational and administrative services, such as sales support, advertising, personnel and general management services, to those subsidiaries. Expenses covered by this agreement are subject to allocation among NMIC, the Company and other affiliates. Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, salary expense, commission expense and other methods agreed to by the participating companies that are within industry guidelines and practices. In addition, beginning in 1999 Nationwide Services Company, a subsidiary of NMIC, provides computer, telephone, mail, employee benefits administration, and other services to NMIC and certain of its direct and indirect subsidiaries, including the Company, based on specified rates for units of service consumed. For the years ended December 31, 1999, 1998 and 1997, the Company made payments to NMIC and Nationwide Services Company totaling $5,150, $2,933, and $2,564, respectively. In addition, the Company does not believe that expenses recognized under these agreements are materially different than expenses that would have been recognized had the Company operated on a stand-alone basis.

         Effective December 31, 1996, the Company entered into an intercompany reinsurance agreement with NLIC whereby certain inforce and subsequently issued fixed individual deferred annuity contracts are ceded on a 100% coinsurance with funds withheld basis. On December 31, 1997, the agreement was amended to a modified coinsurance basis. Under modified coinsurance agreements, invested assets and liabilities for future policy benefits are retained by the ceding company and net investment earnings on the invested assets are paid to the assuming company. Under terms of the Company's agreement, the investment risk associated with changes in interest rates is borne by NLIC. Risk of asset default is retained by the Company, although a fee is paid by NLIC to the Company for the Company's retention of such risk. The agreement will remain inforce until all contract obligations are settled. Amounts ceded to NLIC in 1999 are included in NLIC's results of operations for 1999 and include premiums of $258,468 ($241,503 and $300,617 in 1998 and 1997, respectively), net investment income of $75,963 ($66,353 and $57,072 in 1998 and 1997, respectively) and benefits, claims and other expenses of $319,240 ($296,659 and $343,426 in 1998 and 1997, respectively). In consideration for the initial inforce business reinsured, NLIC paid the Company $26,473 in commission and expense allowances which were applied to the Company's deferred policy acquisition costs as of December 31, 1996. No significant gain or loss was recognized as a result of the agreement.

         During 1999, the Company entered into an intercompany reinsurance agreement with NLIC wherby certain life insurance contracts are ceded on a 100% coinsurance basis. Amounts ceded to NLIC include premiums of $87,696 and expenses of $3,150 during 1999 and policy reserves of $91,667 as of December 31, 1999.

         The ceding of risk does not discharge the original insurer from its primary obligation to the contractholder. The Company believes that the terms of the reinsurance agreements with affiliates are consistent in all material respects with what the Company could have obtained with unaffiliated parties.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


         During 1997, the Company sold fixed maturity securities available-for-sale at fair value of $27,253 to NLIC. The Company recognized a $693 gain on the transactions.

         The Company and various affiliates entered into agreements with Nationwide Cash Management Company (NCMC), an affiliate, under which NCMC acts as common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants. Amounts on deposit with NCMC were $706 and $2,277 as of December 31, 1999 and 1998, respectively, and are included in short-term investments on the accompanying balance sheets.

(12)     CONTINGENCIES
         On October 29, 1998, the Company was named in a lawsuit filed in Ohio state court related to the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans (Mercedes Castillo v. Nationwide Financial Services, Inc., Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company). On May 3, 1999, the complaint was amended to, among other things, add Marcus Shore as a second plaintiff. The amended complaint is brought as a class action on behalf of all persons who purchased individual deferred annuity contracts or participated in group annuity contracts sold by the Company and the other named Company affiliates which were used to fund certain tax-deferred retirement plans. The amended complaint seeks unspecified compensatory and punitive damages. No class has been certified. On June 11, 1999, the Company and the other named defendants filed a motion to dismiss the amended complaint. On March 8, 2000, the court denied the motion to dismiss the amended complaint filed by the Company and other named defendants. The Company intends to defend this lawsuit vigorously.

(13)     SEGMENT INFORMATION

         The Company uses differences in products as the basis for defining its reportable segments. The Company reports three product segments:
         Variable Annuities, Fixed Annuities and Life Insurance.

         The Variable Annuities segment consists of annuity contracts that provide the customer with access to a wide range of investment options, tax-deferred accumulation of savings, asset protection in the event of an untimely death, and flexible payout options including a lump sum, systematic withdrawal or a stream of payments for life. The Company's variable annuity products consist almost entirely of flexible premium deferred variable annuity contracts.

         The Fixed Annuities segment consists of annuity contracts that generate a return for the customer at a specified interest rate fixed for a prescribed period, tax-deferred accumulation of savings, and flexible payout options including a lump sum, systematic withdrawal or a stream of payments for life. Such contracts consist of single premium deferred annuities, flexible premium deferred annuities and single premium immediate annuities. The Fixed Annuities segment includes the fixed option under variable annuity contracts.

         The Life Insurance segment consists of insurance products, including variable universal life insurance and corporate-owned life insurance products, that provide a death benefit and may also allow the customer to build cash value on a tax-deferred basis.

         In addition to the product segments, the Company reports corporate revenue and expenses, investments and related investment income supporting capital not specifically allocated to its product segments, and all realized gains and losses on investments in a Corporate and Other segment.

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued


         The following table summarizes the financial results of the Company's business segments for the years ended December 31, 1999, 1998 and 1997.

                                     Variable         Fixed            Life       Corporate
                                     Annuities      Annuities       Insurance     and Other      Total
                                     ---------      ---------       ---------     ---------      -----

1999:
Net investment income (1)           $    (2,304)   $     8,550    $     1,596   $     6,117   $    13,959

Other operating revenue                  26,187          3,310         16,647          --          46,144
                                    -----------    -----------    -----------   -----------   -----------
   Total operating revenue (2)           23,883         11,860         18,243         6,117        60,103
                                    -----------    -----------    -----------   -----------   -----------
Interest credited to policyholder
   account balances                        --            6,561          1,987          --           8,548
Amortization of deferred policy
   acquisition costs                      7,686            963          4,943          --          13,592
Other benefits and expenses              13,593          7,378          8,424          --          29,395
                                    -----------    -----------    -----------   -----------   -----------
   Total expenses                        21,279         14,902         15,354          --          51,535
                                    -----------    -----------    -----------   -----------   -----------
Operating income (loss) before
   federal income tax                     2,604         (3,042)         2,889         6,117         8,568
Realized gains on investments              --             --             --           5,208         5,208
                                    -----------    -----------    -----------   -----------   -----------
Consolidated income (loss) before
   federal tax expense              $     2,604    $    (3,042)   $     2,889   $    11,325   $    13,776
                                    ===========    ===========    ===========   ===========   ===========

Assets as of year end               $ 1,957,486    $ 1,352,324    $   382,388   $    70,265   $ 3,762,463
                                    ===========    ===========    ===========   ===========   ===========

1998:
Net investment income (1)           $    (1,417)   $     6,792    $       408   $     5,531   $    11,314
Other operating revenue                  18,209          3,182          8,386          --          29,777
                                    -----------    -----------    -----------   -----------   -----------
   Total operating revenue (2)           16,792          9,974          8,794         5,531        41,091
                                    -----------    -----------    -----------   -----------   -----------
Interest credited to policyholder
   account balances                        --            4,660            221          --           4,881
Amortization of deferred policy
   acquisition costs                      3,466            508            374          --           4,348
Other benefits and expenses               4,442          2,087          4,009          --          10,538
                                    -----------    -----------    -----------   -----------   -----------
   Total expenses                          --            7,908          7,255         4,604        19,767
                                    -----------    -----------    -----------   -----------   -----------
Operating income before federal
    income tax                            8,884          2,719          4,190         5,531        21,324
Realized gains on investments              --             --             --             696           696
                                    -----------    -----------    -----------   -----------   -----------
Consolidated income before
   federal tax expense              $     8,884    $     2,719    $     4,190   $     6,227   $    22,020
                                    ===========    ===========    ===========   ===========   ===========

Assets as of year end               $ 1,502,829    $ 1,162,040    $    92,482   $    82,087   $ 2,839,438
                                    ===========    ===========    ===========   ===========   ===========

                  NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
        (a wholly owned subsidiary of Nationwide Life Insurance Company)

                    Notes to Financial Statements, Continued



                                                 Variable         Fixed            Life         Corporate
                                                Annuities       Annuities       Insurance       and Other        Total
                                              --------------- --------------- --------------- ---------------- -------------

         1997:
         Net investment income (1)            $       (873)   $      5,927    $        166    $        6,357   $   11,577

         Other operating revenue                    10,823           1,825              16               -         12,664
                                              --------------- --------------- --------------- ---------------- -------------
            Total operating revenue (2)              9,950           7,752             182             6,357       24,241
                                              --------------- --------------- --------------- ---------------- -------------
         Interest credited to policyholder
            account balances                             -           3,856              92               -          3,948
         Amortization of deferred policy
            acquisition costs                        1,035             347              20               -          1,402
         Other benefits and expenses                 1,648             347             298               -          2,293
                                              --------------- --------------- --------------- ---------------- -------------
            Total expenses                           2,683           4,550             410               -          7,643
                                              --------------- --------------- --------------- ---------------- -------------
         Operating income (loss) before
            federal income tax                       7,267           3,202            (228)            6,357       16,598
         Realized losses on investments                  -               -               -              (246)        (246)
                                              --------------- --------------- --------------- ---------------- -------------
         Consolidated income (loss) before
            federal tax expense               $      7,267    $      3,202    $       (228)   $        6,111   $   16,352
                                              =============== =============== =============== ================ =============

         Assets as of year end                $    925,021    $    989,116    $      2,228    $       88,933   $2,005,298
                                              =============== =============== =============== ================ =============

----------

(1) The Company's method of allocating net investment income results in a charge (negative net investment income) to the Variable Annuities segment which is recognized in the Corporate and Other segment. The charge relates to non-invested assets which support this segment on a statutory basis.

(2)  Excludes realized gains and losses on investments.

     The Company has no significant revenue from customers located outside of the United States nor does the Company have any significant long-lived assets located outside the United States.

                                    APPENDIX

Example A

Assume that a variable annuity contract owner made a $10,000 allocation on the first day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8% and the 5-year Constant Maturity Treasury Rate in effect for the Specified Interest Rate is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $11,937.69. At this time, the 3-year Constant Maturity Treasury Rate is 7%. (985/365.25 is 2.69 which rounds up to 3.)


                                    1 + a                        d
       MVA FACTOR =        [-----------------------]      [--------------]
                               1 + b + 0.0025                365.25


                                   1 + 0.08                    985
       MVA FACTOR =        [-----------------------]      [--------------]
                               1 + 0.07 + 0.0025               365.25


       MVA FACTOR =                  1.01897


     SURRENDER VALUE =            SPECIFIED VALUE      X         MVA FACTOR

     SURRENDER VALUE =               11,937.69         X          1.01897

    *SURRENDER VALUE =             $12,164.15

*Assumes no variable annuity contract contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8%).

a = The Constant Maturity Treasury Rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide on the Wednesday immediately preceding the Investment Period during which the allocation to the GTO was made.

b = The Constant Maturity Treasury Rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide on the Wednesday immediately preceding the withdrawal, transfer or other distribution giving rise to the Market Value Adjustment.

d =    The number of days remaining in the Guaranteed Term.

Example B

Assume variable annuity contract owner made a $10,000 allocation on the first day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8% and the 5-year Constant Maturity Treasury Rate in effect for the Specified Interest Rate is 8%. The variable annuity contract owner decides to surrender his money 985 days from maturity. The Specified Value of the GTO is $11,937.69. At this time, the 3 year Constant Maturity Treasury Rate is 9%. (985/365.25 is 2.69 which rounds up to 3.)


                                        1 + a                     d
MVA FACTOR =                 [-----------------------]   [---------------]
                                   1 + b + 0.0025              365.25


                                     1 + 0.08                    985
MVA FACTOR =              [----------------------------]  [--------------]
                                 1 + 0.09 + 0.0025              365.25

       MVA FACTOR =                   0.96944


     SURRENDER VALUE =            SPECIFIED VALUE           X       MVA FACTOR

     SURRENDER VALUE =               11,937.69              X          0.96944

    *SURRENDER VALUE =              $11,572.87

*Assumes no variable annuity contract contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8%).

a = The Constant Maturity Treasury Rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide on the Wednesday immediately preceding the Investment Period during which the allocation to the GTO was made.

b = The Constant Maturity Treasury Rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide on the Wednesday immediately preceding the withdrawal, transfer or other distribution giving rise to the Market Value Adjustment.

d =    The number of days remaining in the Guaranteed Term.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10 year GTO allocation, at various stages of the corresponding Guaranteed Term. These figures are based on CMT Rate of 8% (a in the Market Value Adjustment Formula) and varying current yield CMT Rates shown in the first column (b in the Market Value Adjustment Formula).


                     TIME REMAINING TO THE
                     END OF THE GUARANTEED    SPECIFIED VALUE    MARKET VALUE         MARKET
  CURRENT YIELD              TERM                                 ADJUSTMENT          VALUE
  ------------       ---------------------    ---------------    -------------       ----------
      12.00%                9 Years                $10,800           -29.35%            $7,630
                            7 Years                $12,597          -23.68%             $9,614
                            5 Years                $14,693          -17.55%            $12,114
                            2 Years                $18,509          -7.43%             $17,134
                           180 Days                $20,785          -1.88%             $20,394
      10.00%                9 Years                $10,800          -16.94%             $8,970
                            7 Years                $12,597          -13.44%            $10,904
                            5 Years                $14,693          -9.80%             $13,253
                            2 Years                $18,509          -4.04%             $17,761
                           180 Days                $20,785          -1.01%             $20,575
      9.00%                 9 Years                $10,800          -9.84%              $9,731
                            7 Years                $12,597          -7.74%             $11,622
                            5 Years                $14,693          -5.59%             $13,872
                            2 Years                $18,509          -2.28%             $18,067
                           180 Days                $20,785          -0.57%             $20,667
      8.00%                 9 Years                $10,800          -2.06%             $10,578
                            7 Years                $12,597          -1.61%             $12,394
                            5 Years                $14,693          -1.15%             $14,524
                            2 Years                $18,509          -0.46%             $18,424
                           180 Days                $20,785          -0.11%             $20,762
      7.00%                 9 Years                $10,800           6.47%             $11,499
                            7 Years                $12,597           5.00%             $13,227
                            5 Years                $14,693           3.55%             $15,215
                            2 Years                $18,509           1.40%             $18,768
                           180 Days                $20,785           0.34%             $20,856
      6.00%                 9 Years                $10,800          15.84%             $12,511
                            7 Years                $12,597          12.11%             $14,122
                            5 Years                $14,693           8.51%             $15,943
                            2 Years                $18,509           3.32%             $19,123
                           180 Days                $20,785           0.81%             $20,953
      4.00%                 9 Years                $10,800          37.45%             $14,845
                            7 Years                $12,597          28.07%             $16,133
                            5 Years                $14,693          19.33%             $17,533
                            2 Years                $18,509           7.32%             $19,864
                           180 Days                $20,785           1.76%             $21,151

                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

              Not Applicable

Item 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS


              To be filed by pre-effective amendment.

Item 15.      RECENT SALES OF UNREGISTERED SECURITIES

              Not Applicable


Item 16.      EXHIBITS AND FINANCIAL SCHEDULES


(a)

                                         Exhibit Index                                              Page

                    (3)(i)        Certificate of Incorporation (Exhibit A)*

                    (3)(ii)       Code of Regulations (Exhibit B)*

                    (4)           Annuity Endorsement to Contracts (Exhibit C)*                        E

                    (5)           Opinion Regarding Legality (Exhibit D)*                              E

                    (21)          Subsidiaries of the Registrant (Not Applicable)

                    (23)          Consent of Experts and Counsel (Exhibit E)*                          E

                    (24)          Power of Attorney (Exhibit F) - Copy attached hereto

(b)(1)        Consolidated Financial Statements:

              Independent Auditors' Report

              Consolidated Balance Sheets as of December 31, 1999 and 1998

              Consolidated Statements of Income for the years ended December 31, 1999, 1998 and 1997

              Consolidated Statements of Shareholder's Equity for the years ended December 31, 1999, 1998 and 1997 Consolidated Statements of
              Cash Flows for the years ended December 31, 1999, 1998 and 1997

              Notes to Consolidated Financial Statements

(b)(2)        Financial Statement Schedules:
              Schedule I     Consolidated Summary of Investments - Other than Investments in Related Parties as of December 31, 1999

              Schedule III   Supplementary Insurance Information as of December 31, 1999, 1998 and 1997 and for
                             each of the years then ended

              Schedule IV    Reinsurance as of December 31, 1999, 1998 and 1997 and for each of the years then ended

              Schedule V     Valuation and Qualifying Accounts for the years ended December 31, 1999, 1998 and
                             1997

              All other schedules to the consolidated financial statements referenced by Article 7 of Regulation S-X are not required under the related instructions or are inapplicable and have therefore been omitted.


              * To be filed by pre-effective amendment.


Item 17.      UNDERTAKINGS

              (a)   The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 29th of September, 2000.


                                                           NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
                                                 -----------------------------------------------------------------------
                                                                            (Registrant)


                                                 By:                          /s/ STEVEN SAVINI, ESQ.
                                                 -----------------------------------------------------------------------
                                                                         Steven Savini, Esq.



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 29th of September, 2000 in the capacities indicated.


               SIGNATURE                                 TITLE

LEWIS J. ALPHIN                                        Director
----------------------------------------
Lewis J. Alphin

A. I. BELL                                             Director
----------------------------------------
A. I. Bell

NANCY C. BREIT                                         Director
----------------------------------------
Nancy C. Breit

YVONNE M. CURL                                         Director
----------------------------------------
Yvonne M. Curl

KENNETH D. DAVIS                                       Director
----------------------------------------
Kenneth D. Davis

KEITH W. ECKEL                                         Director
----------------------------------------
Keith W. Eckel

WILLARD J. ENGEL                                       Director
----------------------------------------
Willard J. Engel

FRED C. FINNEY                                         Director
----------------------------------------
Fred C. Finney

JOSEPH J. GASPER                             President and Chief Operating
----------------------------------------         Officer and Director
Joseph J. Gasper

WilliAM G. JURGENSEN                       Chief Executive Officer-Elect and
----------------------------------------               Director
William G. Jurgensen

DIMON R. MCFERSON                            Chairman and Chief Executive
----------------------------------------         Officer and Director
Dimon R. McFerson

DAVID O. MILLER                                Chairman of the Board and
----------------------------------------               Director
David O. Miller

ROBERT A. OAKLEY                          Executive Vice President and Chief
----------------------------------------           Financial Officer
Robert A. Oakley

RALPH M. PAIGE                                         Director
----------------------------------------
Ralph M. Paige

JAMES F. PATTERSON                                     Director
----------------------------------------
James F. Patterson

ARDEN L. SHISLER                                       Director                 By : /s/ STEVEN SAVINI
----------------------------------------                                        --------------------------------------
Arden L. Shisler                                                                         Steven Savini
                                                                                       Attorney-in-Fact
ROBERT L. STEWART                                      Director
----------------------------------------
Robert L. Stewart

                                       84